Exhibit 10.16

CERTAIN CONFIDENTIAL INFORMATION (MARKED BY BRACKETS AS “[***]”) HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

WESTERN MAGNESIUM CORP.

SECURITIES PURCHASE AGREEMENT

(Convertible Debenture)

THE Convertible Debenture BEING OFFERED FOR SALE MAY BE PURCHASED BY RESIDENTS OF THE UNITED STATES PURSUANT TO AVAILABLE EXEMPTIONS UNDER APPLICABLE SECURITIES LEGISLATION.

INSTRUCTIONS

1.	Complete and sign the Execution Pages of the Securities Purchase Agreement.

2.	Complete and sign Schedule A attached to the Securities Purchase Agreement (Information Sheet).

3.	Complete and sign Appendix A to Schedule A attached to the Securities Purchase Agreement (the TSX Venture Exchange Form 4C – Corporate Placee Registration Form) if you are a non-individual purchaser (including a corporation or a partnership) and hold, or will hold upon completion of the Offering, more than 5% of the issued and outstanding Common Stock of the Company on either an Undiluted or Diluted(1) basis (unless you have previously filed this form with the TSX Venture Exchange and represent and warrant that there has been no change to any of the information in the previously filed form up to the date of the Securities Purchase Agreement)

4.	Complete Schedule B attached to the Securities Purchase Agreement (Registration and Delivery Instructions), if required.

5.	Complete and sign the Schedule C attached to the Securities Purchase Agreement (Outside of Canada Purchaser Certificate).

6.	If you or the beneficial purchaser for whom you are contracting hereunder are a U.S. Person, you must complete and sign Schedule D attached to the Securities Purchase Agreement (Certification of U.S. Purchaser) and Appendix A (Certificate of U.S. Person) attached thereto.

Payment Instructions:

Please refer to the payment instructions set forth in Exhibit C hereto.

1 “Undiluted” means the total number of Common Stock held by a beneficial holder on Closing of the Offering (including any Common Stock purchased under the Offering); and “Diluted” means the undiluted figure for a beneficial holder plus any Common Stock which would be issued to that beneficial holder on Closing if all Warrants and Convertible Debentures issued to such beneficial holder under the Offering were exercised or converted, as the case may be, on Closing.

(i)

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of June 10, 2021, between Western Magnesium Corp., a Delaware corporation, and includes any successor company thereto (the “Company”), and the purchaser identified on the signature pages hereto (each, including its successors and permitted assigns, the “Purchaser”).

WHEREAS, the Company and the Purchaser desire to enter into this Agreement, pursuant to which the Purchaser is to be granted the right to acquire securities of the Company as set forth herein and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to British Columbia Instrument 72-503 Distribution of Securities Outside British Columbia and Section 4(a)(2) of the Securities Act, and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement (the “Offering”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Convertible Debenture (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.7.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Applicable Law” shall mean any law, rule or regulation of any governmental authority or jurisdiction applicable to any party to this Agreement, as the case may be.

“BCSC” means the British Columbia Securities Commission.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or a provincial legal holiday in the Province of British Columbia or any day on which banking institutions in the State of New York or the Province of British Columbia are required by law or other governmental action to close.

“Buy-In” shall have the meaning ascribed to such term in Section 4.1(h).

“Closing” means the delivery and sale of the Convertible Debenture and payment of the aggregate Subscription Amount pursuant to Section 2.1.

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“Closing Date” means the Business Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’s obligation to pay the Subscription Amount at the Closing, and (ii) the Company’s obligations to deliver the Securities to be issued and sold at the Closing, in each case, have been satisfied or waived, but in no event later than the Termination Date unless agreed to by the parties hereto in writing.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the shares of common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Anthony L.G., PLLC, United States corporate counsel to the Company.

“Convertible Debenture” means the 12% unsecured convertible debenture issued at par in the principal amount of $1,500,000 pursuant to this Agreement.

“Convertible Debenture Certificate” means the convertible debenture certificate governing the terms of the Convertible Debenture, in the form attached as Exhibit A hereto.

“Conversion Price” shall have the meaning ascribed to such term in the Convertible Debenture Certificate.

“Conversion Shares” means the Common Stock issued and issuable upon conversion of the Convertible Debenture issued and issuable in lieu of the cash payment of interest on the Convertible Debenture in accordance with the terms of the Convertible Debenture.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Disqualification Event” shall have the meaning ascribed to such term in Section 3.1 (mm).

“Effective Date” means the earliest of the date that (a) (i) all of the Underlying Shares have been sold pursuant to Rule 144, or (ii) may be sold by the holders thereof pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, and (b) Company Counsel has delivered to the Transfer Agent and holders a standing written unqualified opinion that resales may then be made by such holders of the Underlying Shares pursuant to an effective Registration Statement or the exemption described in (a)(ii) above, which opinion shall be in form and substance reasonably acceptable to such holders.

“Equity Line of Credit” shall have the meaning ascribed to such term in Section 4.13.

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“Event of Default” shall have the meaning ascribed thereto in the Convertible Debenture.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) Common Stock and options to officers, directors, or employees of the Company, prior to and after the Closing Date up to the amounts and on the terms set forth in their respective option agreements and in accordance with the rules and policies of the TSX Venture Exchange, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder (subject to adjustment for forward and reverse stock splits and the like that occur after the date hereof) and/or other securities exercisable or exchangeable for or convertible into Common Stock issued and outstanding on the date of this Agreement, provided that such securities and any term thereof have not been amended since the date of this Agreement to increase the number of such securities or to decrease the issue price, exercise price, exchange price or conversion price of such securities, and described in the Public Reports filed not later than ten (10) days before the Closing Date, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall be intended to provide to the Company substantial additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) securities issuable pursuant to, and in accordance with the terms and conditions set forth in the Stock Option Plan as are consistent with past practices and approved by a majority of the disinterested directors of the Company, not in excess of the amounts permitted by the Stock Option Plan, and (e) securities issued or issuable pursuant to this Agreement, the Convertible Debenture or the Warrants, or upon exercise or conversion of any such securities.

“Exercise Price” shall have the meaning ascribed to such term in the Warrant Certificate for the Class A Warrants or Class B Warrants, as applicable.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“G&M” shall mean Grushko & Mittman, P.C., legal counsel to the Purchaser.

“IFRS” shall have the meaning ascribed to such term in Section 3.1(h).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(z).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Legal Opinion” shall have the meaning ascribed to such term in Section 2.2(a)(ii).

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(d).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, pre-emptive right or other restriction.

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“Listing Default” shall have the meaning ascribed to such term in Section 4.11(c).

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.16.

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(gg).

“NI 45-102” means National Instrument 45-102 - Resale of Securities of the Canadian Securities Administrators.

“OFAC” shall have the meaning ascribed to such term in Section 3.1(ii).

“Outside of Canada Purchaser Certificate” means the Outside of Canada Purchaser Certificate attached hereto as Schedule C.

“Person” means an individual or company, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.3(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.3(b).

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.10.

“Regulation S” means Regulation S, as amended, as promulgated under the Securities Act.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Warrant Shares issuable upon exercise in full of all Warrants or Conversion Shares issuable upon conversion in full of the Convertible Debenture, ignoring any conversion or exercise limits set forth therein, and assuming that any unconverted portion of the Convertible Debenture will be held until the maturity date of the Convertible Debenture.

“Securities” means the Convertible Debenture, Warrants and Underlying Shares.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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“Securities Act – British Columbia” means the Securities Act, R.S.B.C. 1996, c. 418, as amended, and the rules and regulations promulgated thereunder.

“Short Sales” means “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable Common Stock).

“Stock Option Plan” means the stock option plan referred to in the Company’s Consolidated Financial Statements for the years ended October 31, 2020 and October 31, 2019 and the Western Magnesium Corporation 2021 Equity Incentive Plan referred to in the Company’s Notice of Annual and Special Meeting and Management Information Circular dated as of April 20, 2021.

“Subscription Amount” means the aggregate amount to be paid for the Convertible Debenture purchased hereunder on the Closing Date as specified below the “Name of Purchaser” on the signature page of this Agreement and next to the heading “Convertible Debenture principal amount”, in US dollars and in immediately available funds.

“Subsidiary” means with respect to any entity at any date, any direct or indirect Company, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which (A) more than 30% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity, or (B) is under the actual control of the Company.

“Termination Date” shall have the meaning ascribed to such term in Section 2.1.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the TSX Venture Exchange, NYSE American, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange, the OTC Bulletin Board, the OTCQB, or the OTCQX (or any successors to any of the foregoing). As of the Closing Date, the TSX Venture Exchange is the Trading Market.

“Transaction Documents” means this Agreement, the Convertible Debenture Certificate and the Warrant Certificates, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Computershare Investor Services Inc., and any successor transfer agent of the Company.

“Underlying Shares” means the Conversion Shares and the Warrant Shares.

“U.S. Person” means a “U.S. person” as that term is defined in Rule 902(k) of Regulation S;

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“Unlegended Shares” shall have the meaning ascribed to such term in Section 4.1(d).

“Variable Priced Equity Linked Instruments” shall have the meaning ascribed to such term in Section 4.13.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.13.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the principal Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (Toronto time) to 4:02 p.m. (Toronto time)), (b) if any of the NASDAQ markets or exchanges is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported on the OTCQX, OTCQB or OTC Pink Marketplace maintained by the OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the volume weighted average price of the Common Stock on the first such facility (or a similar organization or agency succeeding to its functions of reporting prices), or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchaser and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrant Certificate” means the certificate governing the terms of the Warrants, in the form attached as Exhibit B hereto.

“Warrant Shares” means the Common Stock issuable upon exercise of the Warrants.

“Warrants” means, collectively, the Class A Common Stock purchase warrants and Class B Common Stock purchase warrants delivered to the Purchaser upon conversion of the Convertible Debenture in accordance with the terms of the Convertible Debenture.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchaser agrees to purchase, a Convertible Debenture in the aggregate principal amount of $1,500,000 (the “Closing”). The Purchaser shall deliver to the Company the Subscription Amount, and the Company shall deliver to the Purchaser the Convertible Debenture Certificate, and the Company and the Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of G&M or such other location as the parties shall mutually agree. Notwithstanding anything herein to the contrary, the Closing Date shall occur on or before June 30, 2021 (the “Termination Date”). If the Closing is not held on or before the Termination Date, the Company shall cause (i) all subscription documents executed by the Purchaser to be returned to the Purchaser, and (ii) the Subscription Amount to be returned, without interest or deduction, to the Purchaser.

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2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) this Agreement duly executed by the Company with the schedules, exhibits or appendices thereto, as applicable, current as of the Closing Date;

(ii) a legal opinion of Company Counsel acceptable to the Purchaser;

(iii) the Convertible Debenture Certificate with a principal amount as set forth on the signature page hereto, registered in such name as the Purchaser may direct;

(iv) a certificate of the Chief Executive Officer (as defined in the Exchange Act) of the Company, dated as of the Closing Date, in which such officer shall certify that, to the best of his knowledge, the conditions set forth in Section 2.3(b) have been fulfilled; and

(v) Officer’s certificate containing (i) copies of the text of the resolutions by which the corporate action on the part of the Company necessary to approve this Agreement and the other Transaction Documents and the transactions and actions contemplated hereby and thereby, which shall be accompanied by a certificate of its corporate secretary dated as of the Closing Date certifying to the Purchaser that such resolutions were duly adopted and have not been amended or rescinded, and (ii) an incumbency certificate dated as of the Closing Date executed on behalf of Company by its corporate secretary or one of its assistant corporate secretaries certifying the office of each officer of Company executing this Agreement, or any other agreement, certificate or other instrument executed pursuant hereto.

(b) On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by the Purchaser;

(ii) the Subscription Amount by wire transfer or as otherwise agreed upon by the Parties, to the Company; and

(iii) all documents that the Purchaser is required to execute and deliver under Applicable Laws and the rules and policies of the TSX Venture Exchange, including the forms set out in Schedules A to D attached hereto, as applicable, to the Company as the issue and sale of the Securities by the Company to the Purchaser will not be qualified by a prospectus or registration statement.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder to effect the Closing are subject to the following conditions being met:

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(i) the accuracy in all material respects (determined without regard to any materiality, Material Adverse Effect or other similar qualifiers therein) on the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement;

(iv) the issue and sale of the Convertible Debenture being exempt from the requirement to file a prospectus or registration statement and the requirement to deliver an offering memorandum under Applicable Laws relating to the offer and sale of the Convertible Debenture, or the Company having received such orders, consents or approvals as may be required to permit such sale without the requirement to file a prospectus or registration statement or deliver an offering memorandum; and

(v) all necessary regulatory approvals being obtained prior to the Closing Date.

(b) The obligations of the Purchaser hereunder to effect the Closing, unless waived by the Purchaser, are subject to the following conditions being met:

(i) the accuracy in all material respects (determined without regard to any materiality, Material Adverse Effect or other similar qualifiers therein) on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) no Event of Default (as defined in the Transaction Documents) shall have occurred under the Transaction Documents;

(iv) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(v) all necessary regulatory approvals being obtained prior to the Closing Date;

(vi) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(vii) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the TSX Venture Exchange, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall the Company have issued any variable rate securities, issued any equity or debt securities at a price lower than the purchase price of the Convertible Debenture hereunder or conversion price thereof, or have issued any securities with anti dilution features, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

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ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein to which it refers and any other representation only to the extent such Disclosure Schedule reasonably relates thereto without a requirement of a cross-reference, the Company hereby makes the following representations and warranties to the Purchaser as of the date hereof and the Closing Date unless as of a specific date therein in which case they shall be accurate as of such date:

(a) Subsidiaries. All of the Subsidiaries and the Company’s ownership interests therein are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of pre-emptive and similar rights to subscribe for or purchase securities. If the Company has no Subsidiaries relevant to any component of this Agreement as of a relevant time, then such reference shall not be applicable at such time.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and capacity to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign Company or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document, or (iv) the occurrence of a Disqualification Event (any of (i), (ii), (iii) or (iv), a “Material Adverse Effect”) and, no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and capacity to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by Applicable Law.

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(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration, adjustment, exchange, reset, exercise or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt, equity or other instrument (evidencing Company or Subsidiary equity, debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court, or any federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.6 of this Agreement, (ii) the receipt of approval from TSX Venture Exchange; and (iii) the filing of the required forms with the BCSC, the OTCQB, and the Commission (if any) and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company. As of the Closing Date, the Company will have reserved its capital stock such number of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

(g) Capitalization. The capitalization of the Company is as set forth in Schedule 3.1(g). The Company has not issued any Common Stock since June 1, 2021 other than pursuant to the exercise of employee stock options under the Stock Option Plan, the issuance of Common Stock to employees pursuant to the Stock Option Plan and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report available at OTCQB, SEDAR, or as set forth on Schedule 3.1(g). No Person has any right of first refusal, pre-emptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as disclosed on Schedule 3.1(g), there are no outstanding options, employee or incentive stock option plans, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Common Stock or Common Stock Equivalents. Except as set forth on Schedule 3.1(g), the issuance and sale of the Securities will not obligate the Company to issue Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any pre-emptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

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(h) Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act - British Columbia, the TSX Venture Exchange, the OTCQB, and the Securities Act and the Exchange Act (if applicable) (collectively, “Public Reports”), for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) on a timely basis or has received a valid extension of such time of filing and has filed any such Public Reports prior to the expiration of any such extension. As of their respective dates, the Public Reports complied in all material respects with the requirements of the Securities Act, the Securities Act - British Columbia and the Exchange Act, as applicable, and none of the Public Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Public Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission, BCSC or TSX Venture Exchange with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with international financial reporting standards applied on a consistent basis during the periods involved (“IFRS”) and in accordance with United States generally accepted accounting principles (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by IFRS and GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be in compliance with all its reporting requirements under the Securities Act and Exchange Act.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the Public Reports, except as specifically disclosed in a subsequent Public Report filed prior to the date hereof or on Schedule 3.1(i): (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to IFRS or disclosed in public filings made with and available on SEDAR or at the OTC Markets Group, Inc., or TSX Venture Exchange, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate except pursuant to the existing Stock Option Plan as set forth on Schedule 3.1(i). The Company does not have pending before any Canadian or U.S. regulatory agency or Trading Market any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, or as set forth on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under Applicable Law at the time this representation is made or deemed made that has not been publicly disclosed at least two Trading Days prior to the date that this representation is made.

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(j) Litigation. Except as disclosed in Schedule 3.1(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Except as set forth in the Public Reports, neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. Except as set forth in the Public Reports, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by any Canadian or U.S. regulatory agency or Trading Market involving the Company or any current or former director or officer of the Company. No Canadian or U.S. regulatory agency or Trading Market issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary.

(k) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or the Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of the Subsidiaries is a party to a collective bargaining agreement, and the Company and the Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of the Subsidiaries to any liability with respect to any of the foregoing matters. The Company and the Subsidiaries are in compliance with all Canadian and U.S. federal, provincial, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(l) Compliance. To the Company’s knowledge, neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Public Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property (if any) owned by them and good and marketable title in all personal property (including domain names) owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made in accordance with IFRS and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(o) Intellectual Property. All of the Company’s and Subsidiary’s Intellectual Property Rights are described in the Public Reports.

(i) The term “Intellectual Property Rights” means:

1.	the name of the Company and each Subsidiary, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications of the Company and each Subsidiary (collectively, “Marks”);

2.	all patents and patent applications of the Company and each Subsidiary (collectively, “Patents”);

3.	all copyrights in both published works and unpublished works of the Company and each Subsidiary (collectively, “Copyrights”); and

4.	all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, “Trade Secrets”); owned, used, or licensed by the Company and each Subsidiary as licensee or licensor.

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(ii) Agreements. There are no outstanding and, to Company’s knowledge, no threatened disputes or disagreements with respect to any agreements relating to any Intellectual Property Rights to which the Company is a party or by which the Company is bound.

(iii) Know-How Necessary for the Business. The Intellectual Property Rights are all those necessary for the operation of the Company’s businesses as it is currently conducted or as represented, in writing, to the Purchaser to be conducted. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Rights, free and clear of all Liens, and adverse claims, and has the right to use all of the Intellectual Property Rights. To the Company’s knowledge, no employee of the Company has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than of the Company.

(iv) Patents. The Company owns no Patents and has no patents pending. The Company and the Subsidiaries have, or have rights to use, all Patents necessary or required for use in connection with their respective businesses as described in the Public Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Patents has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the Public Reports, a written notice of a claim or otherwise has any knowledge that the Patents violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Patents are enforceable and there is no existing infringement by another Person of any of the Patents. The Company and the Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v) Trademarks. The Company is the owner of all right, title, and interest in and to each of the Marks, free and clear of all Liens and other adverse claims. All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date. No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the Company’s knowledge, no such action is threatened with respect to any of the Marks. To the Company’s knowledge: (1) there is no potentially interfering trademark or trademark application of any third party, and (2) no Mark is infringed or has been challenged or threatened in any way. To the Company’s knowledge, none of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

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(vi) Copyrights. The Company is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all Liens and other adverse claims. All the Copyrights have been registered and are currently in compliance with formal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of the Closing. No Copyright is infringed or, to the Company’s knowledge, has been challenged or threatened in any way. To the Company’s knowledge, none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party. All works encompassed by the Copyrights have been marked with the proper copyright notice.

(vii) Trade Secrets. With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual. The Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets. The Company has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the Company’s knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other the Company) or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

(p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q) Transactions With Affiliates and Employees. Except as set forth in the Public Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $50,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company or any Subsidiary, and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company except as disclosed in the Public Reports.

(r) Compliance; Internal Accounting Controls. The Company is in material compliance with any and all applicable requirements of Securities Laws and filing and disclosure obligations with the principal Trading Market that are effective as of the date hereof, and as of the Closing Date. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and GAAP and to maintain asset accountability, and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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(s) Certain Fees. No brokerage, finder’s fees, commissions or due diligence fees are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(s) that may be due in connection with the transactions contemplated by the Transaction Documents.

(t) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(u) Registration Rights. No Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary, except for the Purchaser and as set forth in the Public Reports.

(v) Reporting Company/Shell Company. The Company has no reason to believe that it will not in the year following the Closing Date continue to be in compliance with all listing and reporting requirements applicable to the Company as of the Closing Date. As of the Closing Date, the Company is not a “shell company” (as defined in Rule 405 of the Securities Act) and has never been a “shell company”.

(w) Application of Takeover Protections. The Company and the Board of Directors will have taken as of the Closing Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) and the laws of the British Columbia that are or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities.

(x) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company and the Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, when taken together as a whole, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

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(y) No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering of the Securities to be integrated with prior offerings by the Company for purposes of: (i) the Securities Act which would require the registration of any such securities under the Securities Act, (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated, or (iii) any other Applicable Law. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(z) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, and the Company’s good faith estimate of the fair market value of its assets, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 3.1(z) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money, (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with IFRS and GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(aa) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and the Subsidiaries each (i) has made or filed all United States and Canadian federal, provincial, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

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(bb) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(cc) Accountants and Lawyers. The Company’s audit firm is disclosed in the Public Records. To the knowledge and belief of the Company, such accounting firm is a participating audit firm with the Canadian Public Accountability Board. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(dd) Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Securities. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ee) Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that: (i) the Purchaser has not been asked by the Company to agree, nor has the Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by the Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) the Purchaser, and counter-parties in “derivative” transactions to which the Purchaser is a party, directly or indirectly, may presently have a “short” position in the Common Stock and (iv) the Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) the Purchaser may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

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(ff) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(gg) Money Laundering. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(hh) Stock Option Plan. To the knowledge of the Company, other than as disclosed in the Public Filings, each stock option granted by the Company under the Stock Option Plan was granted (i) in accordance with the terms of such Stock Option Plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under IFRS, GAAP and Applicable Law. No stock option granted under the Stock Option Plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or the Subsidiaries or their financial results or prospects.

(ii) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(jj) Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(kk) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchaser and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(ll) Indebtedness and Seniority. As of the date hereof, all Indebtedness and Liens of the Company and the principal terms thereof are set forth on Schedule 3.1(ll). Except as set forth on Schedule 3.1(ll), as of the Closing Date, no Indebtedness or other equity of the Company is or will be senior to the Convertible Debenture in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

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(mm) No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchaser a copy of any disclosures provided thereunder.

(nn) Manufacturing Regulatory Matters. The Company and the Subsidiaries have complied in all material respects with all statutes and regulations related to the research, manufacture and sale of its products to the extent applicable to the Company’s and the Subsidiaries’ activities. Items manufactured or under investigation by the Company and the Subsidiaries comply with all applicable manufacturing practices regulations and other requirements established by government regulators in the jurisdictions in which the Company or the Subsidiaries manufacture their products. Except as disclosed in the Public Reports, the Company is not and the Subsidiaries are not the subject of any investigation by any competent authority with respect to the development, testing, manufacturing and distribution of their products, nor has any investigation, prosecution, or other enforcement action been threatened by any regulatory agency. Except as disclosed in the Public Reports, neither the Company nor any of the Subsidiaries has received from any regulatory agency any letter or other document asserting that the Company or any Subsidiary has violated any statute or regulation enforced by that agency with respect to the development, testing, manufacturing and distribution of their products. To the Company’s knowledge, research conducted by or for the Company and the Subsidiaries has complied in all material respects with all applicable legal requirements.

(oo) Other Covered Persons. The Company is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Regulation D Securities.

(pp) No Outstanding Variable Priced Equity Linked Instruments. As of the Closing Date, the Company will not have outstanding nor issuable any Variable Priced Equity Linked Instruments, nor any debt or equity with anti-dilution, ratchet or reset rights.

(qq) Listing and Maintenance Requirements. The Common Stock is listed on the TSX Venture Exchange under the symbol WMG.V and on the OTCQB under the symbol MLYF. The Company has not received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.

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(rr) Environmental and Safety Laws.

(i) The Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. The Company has no basis to expect, nor has it or any other Person for whose conduct it is or may be held to be responsible received, any actual or threatened order, notice, or other communication from (i) any governmental body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any environmental, health, and safety liabilities with respect to any of the facilities or any other properties or assets (whether real, personal, or mixed) in which the Company has had an interest, or with respect to any property or facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Company, or any other Person for whose conduct it is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

(ii) There are no pending or, to the knowledge of the Company, threatened claims, encumbrances, or other restrictions of any nature, resulting from any environmental, health, and safety liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the facilities or any other properties and assets (whether real, personal, or mixed) in which the Company has or had an interest.

(iii) The Company has no knowledge of any basis to expect, nor has it or any other Person for whose conduct it is or may be held responsible, received, any citation, directive, inquiry, notice, order, summons, warning, or other communication that relates to Hazardous Materials, or any alleged or actual violation or failure to comply with any Environmental Law, or of any alleged or actual obligation to undertake or bear the cost of any environmental, health, and safety liabilities with respect to any of the facilities or any other properties or assets (whether real, personal, or mixed) in which the Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by the Company, or any other Person for whose conduct it is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

(iv) Neither the Company nor any other Person for whose conduct it is or may be held responsible, had any environmental, health, and safety liabilities with respect to the facilities or, to the knowledge of the Company, with respect to any other properties and assets (whether real, personal, or mixed) in which the Company (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the facilities or any such other property or assets.

(v) Neither the Company nor any other Person for whose conduct it is or may be held responsible, or to the knowledge of the Company, any other Person, has permitted or conducted, or is aware of, any hazardous activity conducted with respect to the facilities or any other properties or assets (whether real, personal, or mixed) in which the Company has or had an interest except in full compliance with all applicable Environmental Laws.

(vi) There has been no release of any Hazardous Materials at or from the facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which the Company has or had an interest, or to the knowledge of the Company any geologically or hydrologically adjoining property, whether by the Company, or any other Person that has had a Material Adverse Effect.

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(vii) For the purpose of this Section, Hazardous Material shall mean (i) materials which are listed or otherwise defined as “hazardous” or “toxic” under any applicable federal, local or stated and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of the hazardous wastes, or other activities involving hazardous substances, including building materials or (b) petroleum products or nuclear materials.

(viii) For the purpose of this Section 3.1(rr), “Environmental Law” shall have the following meaning:

(1) advising appropriate authorities, employees, and the public intended or actual releases of pollutants or hazardous substances or material, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the environment;

(2) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the environment;

(3) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of waste that are generated;

(4) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the environment when used or disposed of;

(5) protecting resources, species or ecological amenities;

(6) reducing to acceptable levels the risk inherent in the transportation of hazardous substances, pollutants, oil or other potentially harmful substances;

(7) cleaning up pollutants that have been released, preventing the threat of release or paying the costs of such clean up or prevention; or

(8) making responsible parties pay private parties, or groups of them, for damages done to their health or to the environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

(ss) Survival. The foregoing representations and warranties shall survive the Closing and continue in full force and effect for the benefit of the Purchaser for a period of six years following the Closing.

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3.2 Representations and Warranties of the Purchaser. The Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a) Organization; Authority. The Purchaser, if an individual, is of the full age of majority in his or her jurisdiction of residence and is legally competent to execute, deliver and be bound by the terms of this Agreement, to subscribe for the Convertible Debenture contemplated herein and to observe and perform his or her covenants and obligations hereunder, OR if an entity, is duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by Applicable Law.

(b) Understandings or Arrangements. The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account, not for the benefit of any other Person (within the meaning of Applicable Laws) and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to act jointly or in concert in connection with the Offering to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Purchaser’s right to sell the Securities pursuant to any registration statement or otherwise in compliance with applicable federal and state securities laws). The Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time the Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants or converts the Convertible Debenture it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. The Purchaser is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The Purchaser has provided the information in the Accredited Investor Questionnaire attached hereto as Schedule C (the “Investor Questionnaire”). The information set forth on the signature pages hereto and the Investor Questionnaire regarding the Purchaser is true and complete in all respects. Except as disclosed in the Investor Questionnaire, the Purchaser has had no position, office or other material relationship within the past three years with the Company or Persons (as defined below) known to the Purchaser to be affiliates of the Company, and is not a member of the Financial Industry Regulatory Authority or an “associated person” (as such term is defined under the FINRA Membership and Registration Rules Section 1011).

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(d) Canadian Private Placement Provision. The Purchaser’s ability to transfer the Convertible Debenture, Warrants and Underlying Shares is limited by, among other things, the Canadian securities laws and the policies of the TSX Venture Exchange. In particular, the Purchaser acknowledges having been informed that the Convertible Debenture and Warrants, and any Underlying Shares issued upon exercise of the Warrants or conversion of the Convertible Debenture, are subject to resale restrictions under NI 45-102 and may not be sold or otherwise disposed of in Canada for a period of four months from the date of distribution of the Convertible Debenture, unless a statutory exemption is available or a discretionary order is obtained from the BCSC allowing the earlier resale thereof, and may be subject to additional resale restrictions if such sale or other disposition would be a “control distribution”, as that term is defined in NI 45-102. If the Purchaser is not resident in Canada, additional resale restrictions may apply under other Applicable Law. In addition, the policies of the TSX Venture Exchange may require that the Shares, Warrants and any Underlying Shares issued upon exercise of the Warrants or upon conversion of the Convertible Debenture, not be sold or otherwise disposed of for a period of not less than four months from the Closing Date. The Purchaser is resident or, if not an individual, has its head office, in the jurisdiction set out on the Purchaser signature page of this Agreement. Such address was not created and is not used solely for the purpose of acquiring the Convertible Debenture. The Purchaser has completed and delivered the Outside of Canada Purchaser Certificate attached as Schedule C hereto, makes the representations, warranties and covenants therein and confirms the truth and accuracy of all statements in such schedule as of the date of this Agreement and as of the Closing Date.

(e) Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, is aware of the characteristics of the Convertible Debenture and Warrants and has so evaluated and understands the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f) Information on Company. The Purchaser has been furnished with or has had access to the SEDAR website to the Company’s filings made with the applicable Canadian or U.S. regulatory agency or Trading Market through the tenth business day preceding the Closing Date in which the Purchaser purchases Securities hereunder. The Purchaser is not deemed to have any knowledge of any information not included in the Public Reports unless such information is delivered in the manner described in the next sentence. In addition, the Purchaser may have received in writing from the Company such other information concerning its operations, financial condition and other matters as the Purchaser has requested, identified thereon as OTHER WRITTEN INFORMATION (such other information is collectively, the “Other Written Information”), and considered all factors the Purchaser deems material in deciding on the advisability of investing in the Securities. The Purchaser was afforded (i) the opportunity to ask such questions as the Purchaser deemed necessary of, and to receive answers from, representatives of the Company concerning the merits and risks of acquiring the Securities; (ii) the right of access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable the Purchaser to evaluate the Securities; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to acquiring the Securities.

(g) Communication of Offer. The Purchaser is not purchasing the Securities as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

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(h) No Governmental Review. The Purchaser understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the Offering.

(i) No Conflicts. The execution, delivery and performance of this Agreement and performance under the other Transaction Documents and the consummation by the Purchaser of the transactions contemplated hereby and thereby or relating hereto or thereto do not and will not (i) result in a violation of the Purchaser’s charter documents, bylaws or other organizational documents, if applicable, (ii) conflict with nor constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement to which the Purchaser is a party, nor (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on the Purchaser). The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or perform under the other Transaction Documents nor to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(j) Pre-Existing Relationships. The Purchaser represents and warrants that: (i) the Purchaser is not investing in the Offering in connection with or as a result of any registration statement filed with any Canadian or U.S. regulatory agency or Trading Market by the Company and (ii) no Securities were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith, the Purchaser did not (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising; or (C) observe any website or filing of the Company with any U.S. or Canadian regulatory agency or Trading Market in which any offering of securities by the Company was described and as a result learned of any offering of securities by the Company.

(k) Prospectus Exemptions. The issue and sale of the Securities by the Company to the Purchaser is conditional upon such sale being exempt from the requirements as to the filing of a prospectus or registration statement and as to the preparation of an offering memorandum or similar document contained in any statute, regulation, instrument, rule or policy applicable to the sale of the Securities or upon the issue of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or registration statement or delivering an offering memorandum or similar document.

The Purchaser acknowledges and agrees that:

(i) it has been independently advised as to or are aware of the restrictions with respect to trading in, and the restricted period or statutory hold period applicable to, the Securities imposed by the Securities Laws of the jurisdiction in which you reside or to which you are subject and by the policies of the TSX Venture Exchange, that a suitable legend or legends will be placed on the certificates representing the Convertible Debenture and Warrants and, if necessary, the Conversion Shares underlying the Convertible Debenture and Warrants to reflect the applicable restricted period and statutory hold period to which the Convertible Debenture and Warrants and, if applicable, the Underlying Shares are subject;

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(ii) it has not received or been provided with a prospectus, registration statement, offering memorandum (within the meaning of the Applicable Law) or any document purporting to describe the business and affairs of the Company which has been prepared for review by prospective purchasers to assist in making an investment decision in respect of the Securities; and that its decision to enter into this Agreement and to purchase the Securities from the Company is based entirely upon publicly available information concerning the Company (other than the representations and warranties made by the Company in this Agreement), and not upon any other verbal or written representation as to fact or otherwise made by or on behalf of the Company;

(iii) there are risks associated with the purchase of the Securities, including, but not limited to, the risk factors described in the Public Reports and the Purchaser may lose his, her or its entire investment;

(iv) it acknowledges that it has had such opportunity as it has deemed adequate to conduct all due diligence investigations regarding the business, financial position, condition and prospects of the Company as is necessary to permit it to evaluate the merits and risks of its investment in the Securities;

(v) the Purchaser is solely responsible for obtaining such tax, investment, legal and other professional advice as it considers appropriate in connection with the execution, delivery and performance by it of this Agreement and the transactions contemplated hereunder (including the resale and transfer restrictions referred to herein), and, without limiting the generality of the foregoing, the Company’s counsel is acting solely as counsel to the Company and not as counsel to the Purchaser;

(vi) as a consequence of the sale being exempt from the prospectus requirements of the Applicable Law:

(1) certain protections, rights and remedies provided by the Applicable Law, including statutory rights of rescission and certain statutory remedies against an issuer, underwriters, auditors, directors and officers that are available to investors who acquire securities offered by a prospectus, will not be available to it;

(2) the common law may not provide investors with an adequate remedy in the event that they suffer investment losses in connection with securities acquired in a private placement;

(3) it may not receive information that would otherwise be required to be given under the Applicable Law; and

(4) there is no government or other insurance covering the Securities;

(vii) no Person has made any written or oral representation to it:

(1) that any Person will resell or repurchase the Convertible Debenture, Warrants or Underlying Shares; or

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(2) as to the future price or value of the Underlying Shares; and

(l) The Purchaser has not become aware of any advertisement in printed media of general and regular paid circulation (or other printed public media), radio, television or telecommunications, or other form of advertisement (including the electronic display such as the Internet) with respect to the distribution of the Convertible Debenture and Warrants.

(m) The funds representing the aggregate Purchase Price in respect of the Securities which will be advanced by the Purchaser to the Company hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (for the purposes of this paragraph the “PCMLTFA”) and you acknowledge that the Company may in the future be required by law to disclose the name of the Purchaser and other information relating to this Agreement and the subscription hereunder, on a confidential basis, pursuant to the PCMLTFA. To the best of your knowledge (a) none of the subscription funds provided by the Purchaser (i) have been or will be derived directly or indirectly from or related to any activity that is deemed criminal under the laws of Canada, the United States of America, or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to you and, (b) you will promptly notify the Company if you discover that any of such representations cease to be true, and to provide the Company with appropriate information in connection therewith.

(n) You, on your own behalf and, if applicable, on behalf of each beneficial purchaser for whom you are contracting hereunder, acknowledge and consent to the fact that the Company is collecting your personal information (as that term is defined under applicable privacy legislation, including, without limitation, the Personal Information Protection and Electronic Documents Act (Canada) and any other applicable similar, replacement or supplemental provincial or federal legislation or laws in effect from time to time), and, if applicable, that of each beneficial purchaser for whom you are contracting hereunder, for the purpose of completing this Agreement. You, on your own behalf and, if applicable, on behalf of each beneficial purchaser for whom you are contracting hereunder, acknowledge and consent to the Company retaining such personal information for as long as permitted or required by law or business practices. You, on your own behalf and, if applicable, on behalf of each beneficial purchaser for whom you are contracting hereunder, further acknowledge and consent to the fact that the Company may be required by applicable Securities Laws, the rules and policies of any stock exchange or the rules of the Investment Industry Regulatory Organization of Canada to provide regulatory authorities with any personal information provided under this Agreement. You represent and warrant, as applicable, that you have the authority to provide the consents and acknowledgements set out in this paragraph on behalf of each beneficial purchaser for whom you are contracting hereunder. In addition to the foregoing, you agree and acknowledge that the Company, as the case may be, may use and disclose your personal information, or that of each beneficial purchaser for whom you are contracting hereunder, as follows:

(i)	for internal use with respect to managing the relationships between and contractual obligations of the Company, and you or any beneficial purchaser for whom you are contracting hereunder;

(ii)	for use and disclosure for income tax related purposes, including, without limitation, where required by law, disclosure to Canada Revenue Agency;

(iii)	for disclosure to stock exchanges and securities regulatory authorities and other regulatory bodies with jurisdiction with respect to approval or acceptance for filing of the Offering, reports of trades and similar stock exchange or regulatory filings including, without limiting the generality of the foregoing, disclosure to the TSX Venture Exchange pursuant to the Form 4B Private Placement Notice Form to be filed by the Company in respect of the Offering and the collection, use and disclosure thereof by the TSX Venture Exchange for the purposes described in Exhibit I or as otherwise identified by the TSX Venture Exchange from time to time;

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(iv)	for disclosure to a governmental or other authority to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure;

(v)	for disclosure to professional advisers of the Company in connection with the performance of their professional services;

(vi)	for disclosure to any person where such disclosure is necessary for legitimate business reasons and is made with your prior written consent;

(vii)	for disclosure to a court determining the rights of the parties under this Agreement; or

(viii)	for use and disclosure as otherwise required or permitted by law; and

(o) Survival. The foregoing representations and warranties shall survive the Closing and continue in full force and effect for the benefit of the Company for a period of six years following the Closing.

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) Disposition of Securities. The Securities may only be disposed of in compliance with provincial, state and federal securities laws in Canada or the United States, as the case may be. In connection with any transfer of Securities (other than pursuant to an effective registration statement or NI 45-102, or to an Affiliate of the Purchaser or in connection with a pledge as contemplated in Section 4.1(b)), the Company may require the transferor thereof to provide to the Company, at the Company’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of the Purchaser under this Agreement and the other Transaction Documents.

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(b) Legend.

(i) Canadian Provisions. The Purchaser acknowledges that a legend will be endorsed on the certificates representing the Convertible Debenture and, if any Warrants are exercised or if the Convertible Debenture is converted prior to the expiry of the statutory or any applicable TSX Venture Exchange imposed resale restrictions, a legend will be endorsed on the certificates representing the Warrants and the Underlying Shares, to the effect that the securities represented thereby are subject to a hold period and may not be traded until the expiry thereof except as permitted by Applicable Law and the policies of the TSX Venture Exchange. In particular, the Purchaser acknowledges that the certificates representing the Convertible Debenture and, if any Warrants are exercised or if the Convertible Debenture is converted prior to the expiry of the statutory or any applicable TSX Venture Exchange imposed resale restrictions, the certificates representing the Warrants and the Underlying Shares shall bear a legend or legends substantially in the following form and with the information completed: “UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE DISTRIBUTION DATE].” and, (a) if the Purchaser is: (i) a director, officer or “Promoter” (as defined in the Policies of the TSX Venture Exchange) of the Company; or (ii) a “Person” (as defined in the Policies of the TSX Venture Exchange) holding securities carrying more than 10% of the voting rights attached to the Company’s securities both immediately before and after the Offering, and who has elected or appointed or has the right to elect or appoint one or more directors or “senior officers” (as defined in the Policies of the TSX Venture Exchange) of the Company, or (b) if the FT Shares are issued at a price that is at a discount of more than 10% to the “Market Price” (as defined in the Policies of the TSX Venture Exchange): “WITHOUT PRIOR WRITTEN APPROVAL OF TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE [for the Convertible Debenture and Warrant certificates add, AND ANY SECURITIES ISSUED ON THE EXERCISE OR CONVERSION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE,] MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [INSERT THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE DISTRIBUTION DATE].”

(ii) U.S. Provisions. The Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

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(c) Pledge. The Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, the Purchaser may transfer pledge or secure Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and, to our knowledge, no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(d) Legend Removal. Certificates evidencing the Underlying Shares shall not contain any legend (“Unlegended Shares”) (including the legends set forth in Section 4.1(b) hereof): (i) stipulated in NI 45-102 as of the date which falls four months and one day from the date of issuance of the Convertible Debenture; (ii) required under the Securities Act while a registration statement covering the resale of such security is effective under the Securities Act, (iii) if such Underlying Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of any agency or Trading Market with regard to Applicable Law). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder. If the Convertible Debenture is converted or any portion of the Warrants are exercised (i) on or after such day which falls four months and one day from the date of issuance of the Convertible Debenture, then such Underlying Shares shall be issued free of all Canadian legends; or (ii) at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all United States legends. The Company agrees that following such time as all such legends are no longer required under this Section 4.1(d), it will, no later than five (5) Trading Days following the delivery by the Purchaser to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such fifth Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Purchaser a certificate representing such shares that is free from all restrictive and other legends (however, the Company shall use reasonable best efforts to deliver such shares within two (2) Trading Days). The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for Underlying Shares subject to legend removal hereunder shall, if possible, be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by the Purchaser.

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(e) Legend Removal Default. In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the highest of the actual purchase price or VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(d), $10 per Trading Day for each Trading Day after the Legend Removal Date (increasing to $20 per Trading Day after the fifth Trading Day) until such certificate is delivered without a legend. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(f) DWAC. In lieu of delivering physical certificates representing the Unlegended Shares, upon request of the Purchaser, and so long as the certificates therefor do not bear a legend and the Purchaser is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Purchaser’s prime broker with the Depository Trust Company through its Deposit Withdrawal At Custodian system, provided that the Common Stock is DTC eligible and the Company’s transfer agent participates in the Deposit Withdrawal at Custodian system. Such delivery must be made on or before the Legend Removal Date.

(g) Injunction. In the event the Purchaser shall request delivery of Unlegended Shares as described in this Section 4.1 and the Company is required to deliver such Unlegended Shares, the Company may not refuse to deliver Unlegended Shares based on any claim that the Purchaser or anyone associated or affiliated with the Purchaser has not complied with the Purchaser’s obligations under the Transaction Documents, or for any other reason, unless an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of the Purchaser in the amount of the greatest of (i) 120% of the amount of the aggregate purchase price of the Underlying Shares to be subject to the injunction or temporary restraining order, or (ii) the VWAP of the Common Stock on the trading day before the issue date of the injunction multiplied by the number of Unlegended Shares to be subject to the injunction shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to the Purchaser to the extent the Purchaser obtains judgment in the Purchaser’s favor.

(h) Buy-In. In addition to any other rights available to Purchaser, if the Company fails to deliver Unlegended Shares to the Purchaser as required pursuant to this Agreement and after the Legend Removal Date the Purchaser, or a broker on the Purchaser’s behalf, purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Purchaser of the Common Stock which the Purchaser was entitled to receive in unlegended form from the Company (a “Buy-In”), then the Company shall promptly pay in cash to the Purchaser (in addition to any remedies available to or elected by the Purchaser) the amount, if any, by which (A) the Purchaser’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (B) the aggregate purchase price of the Common Stock delivered to the Company for reissuance as Unlegended Shares together with interest thereon at a rate of 15% per annum accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Purchaser purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of Shares delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Purchaser $1,000, plus interest, if any. The Purchaser shall provide the Company written notice indicating the amounts payable to the Purchaser in respect of the Buy-In.

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(i) Plan of Distribution. The Purchaser agrees with the Company that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3 Furnishing of Information; Public Information.

(a) As long as the Convertible Debenture or Warrants are outstanding, the Company covenants to file all current and periodic reports required to be filed in conjunction with all Applicable Law and the TSX Venture Exchange.

(b) At any time commencing on the Closing Date and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(2) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or subparagraph (a) above (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to the Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the aggregate principal amount of Notes and accrued interest thereon and purchase price of Warrant Shares held by the Purchaser on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchasers to transfer Underlying Shares pursuant to Rule 144. The payments to which a Purchaser shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.4 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction or to effectuate such other transaction unless shareholder approval is obtained before the earlier of the closing of such subsequent transaction or effectuation of such other transaction.

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4.5 Conversion and Exercise Procedures. Each of the form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Convertible Debenture Certificate set forth the totality of the procedures required of the Purchaser in order to exercise the Warrants or convert the Convertible Debenture. No additional legal opinion, other information or instructions shall be required of the Purchaser to exercise the Warrants or convert the Convertible Debenture. The Company shall honor exercises of the Warrants and conversions of the Convertible Debenture and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6 Securities Laws Disclosure; Publicity. The Company shall, by 9:30 a.m. (New York City time) on the Trading Day of the Closing Date, issue a press release. From and after the issuance of the press release, the Company represents to the Purchaser that it shall have publicly disclosed all material, non-public information delivered to the Purchaser by the Company or any of the Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The Company and the Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with any Canadian or U.S. regulatory agency or Trading Market unless the name of the Purchaser is already included in the body of the Transaction Documents, without the prior written consent of the Purchaser.

4.7 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchaser.

4.8 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide the Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.9 Use of Proceeds. The Company shall use the net proceeds from the sale of the Offering hereunder substantially for the purposes set forth on Schedule 4.9 hereto and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s Indebtedness except as disclosed on Schedule 4.9, (b) for the redemption of any Common Stock or Common Stock Equivalents, (c) for the settlement of any outstanding litigation or (d) in violation of FCPA or OFAC regulations and any analogous Canadian laws.

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4.10 Indemnification of Purchaser. Subject to the provisions of this Section 4.10, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of its material representations, warranties or covenants under the Transaction Documents. The indemnification required by this Section 4.10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.11 Reservation and Listing of Securities.

(a) The Company shall maintain a reserve from its duly authorized Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents, but not less than the Required Minimum.

(b) If, on any date, the number of authorized but unissued (and otherwise unreserved) Common Stock is less than the Required Minimum on such date, then the Board of Directors shall amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 60th day after such date.

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(c) The Company shall prior to the Closing, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Purchaser evidence of such listing or quotation and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. The Company will take all action necessary to continue the listing or quotation and trading of its Common Stock on a Trading Market until the later of (i) at least five years after the Closing Date, and (ii) for so long as the Convertible Debenture or Warrants are outstanding, and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market at least until five years after the Closing Date and for so long as the Convertible Debenture and Warrants are outstanding. In the event the aforedescribed listing is not continuously maintained for five years after the Closing Date and for so long as the Convertible Debenture or Warrants are outstanding (a “Listing Default”), then in addition to any other rights the Purchasers may have hereunder or under Applicable Law, on the first day of a Listing Default and on each monthly anniversary of each such Listing Default date (if the applicable Listing Default shall not have been cured by such date) until the applicable Listing Default is cured, the Company shall pay to the Purchaser an amount in cash, as partial liquidated damages and not as a penalty, equal to 2% of the aggregate outstanding Convertible Debenture principal and accrued interest, conversion price of Conversion Shares and purchase price of Warrant Shares held by such Purchaser or which may be acquired upon exercise of Warrants on the day of a Listing Default and on every thirtieth day (pro-rated for periods less than thirty days) thereafter until the date such Listing Default is cured. If the Company fails to pay any liquidated damages pursuant to this Section in a timely manner, the Company will pay interest thereon at a rate of 1.5% per month (pro-rated for partial months) to the Purchaser.

4.12 Filings. The Company agrees to timely all reports required under Applicable Securities Laws. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchaser.

The Purchaser further acknowledges and expressly consents to:

(a) the disclosure of Personal Information by the Company to the TSX Venture Exchange pursuant to the TSX Venture Exchange Form 4B entitled Private Placement Notice Form and other applicable regulatory authorities, as required; and

(b) the collection, use and disclosure of Personal Information by the TSX Venture Exchange for such purposes described in Appendix 6B (a copy of which is attached as Schedule F) or as otherwise may be identified by the TSX Venture Exchange, from time to time.

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The information provided by the Purchaser identifying among other things, the name, address, telephone number and email address of the Purchaser, the number of Convertible Debenture being purchased hereunder, the Subscription Amount, and the exemption that the Purchaser is relying on in purchasing the Purchased Securities will be disclosed to the Canadian securities regulatory authorities, and such information is being indirectly collected by the Canadian securities regulatory authorities under the authority granted to it under Canadian securities legislation. This information is being collected for the purposes of the administration and enforcement of Canadian securities legislation. The Purchaser hereby authorizes the indirect collection of such information by the Canadian securities regulatory authorities. In the event the Purchaser has any questions with respect to the indirect collection of such information, the Purchaser should contact the BCSC as follows:

British Columbia Securities Commission
P.O. Box 10142, Pacific Centre
701 West Georgia Street
Vancouver, British Columbia V7Y 1L2
Inquiries: (604) 899-6854
Toll free in Canada: 1-800-373-6393
Facsimile: (604) 899-6581
Email: FOI-privacy@bcsc.bc.ca
Public official contact: FOI Inquiries

4.13 Subsequent Equity Sales.

(a) Variable Priced. From the date hereof until such time as the Convertible Debenture or Warrants are no longer outstanding, the Company will not, without the consent of the Purchaser, or have or allow to be outstanding, nor enter into any Equity Line of Credit or similar agreement, issue or agree to issue floating or Variable Priced Equity Linked Instruments, nor any of the foregoing or equity with price reset rights (subject to adjustment for stock splits, distributions, dividends, recapitalizations and the like) (collectively, a “Variable Rate Transaction”) which is not in place as of the date hereof. For purposes hereof, “Equity Line of Credit” shall include any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its securities to the investor or underwriter over an agreed period of time and at an agreed price or price formula, and “Variable Priced Equity Linked Instruments” shall include: (A) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional Common Stock or Common Stock Equivalents or any of the foregoing at a price that can be reduced either (1) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security, or (2) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Common Stock since date of initial issuance, or upon the issuance of any debt, equity or Common Stock Equivalent, and (B) any amortizing convertible security which amortizes prior to its maturity date, where the Company is required or has the option to (or any investor in such transaction has the option to require the Company to) make such amortization payments in Common Stock which are valued at a price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security (whether or not such payments in stock are subject to certain equity conditions). For purposes of determining the total consideration for a convertible instrument (including a right to purchase equity of the Company) issued, subject to an original issue or similar discount or which principal amount is directly or indirectly increased after issuance, the consideration will be deemed to be the actual net cash amount received by the Company in consideration of the original issuance of such convertible instrument. For so long as the Convertible Debenture is outstanding, the Company will not amend the terms of any securities or Common Stock Equivalents or of any agreement outstanding or in effect as of the date of this Agreement pursuant to which same were or may be acquired, nor issue any Common Stock or Common Stock Equivalents, without the consent of the Purchaser, if such issuance or the result of such amendment would be at an effective price per share of Common Stock less than the higher of the Conversion Price or Exercise Price in effect at the time of such issuance or amendment or result in the issuance of a greater amount of securities than prior to such amendment. The restrictions and limitations in this Section 4.13 shall apply whether or not the Purchaser exercises its rights pursuant to Section 4.23 of this Agreement.

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(b) Lower Priced. From the date hereof until such time as the Convertible Debenture or Warrants are no longer outstanding, the Company will not, without either (i) the consent of the Purchaser, or (ii) (A) having prepaid the Convertible Debenture pursuant to the terms thereof, or (B) having first lowered the Conversion Price of the Convertible Debenture to such lower price with having obtained the necessary regulatory approval, issue any Common Stock or Common Stock Equivalents with a conversion or exercise price lower than the Conversion Price and Exercise Price then in effect.

4.14 Certain Transactions and Confidentiality. The Purchaser covenants that neither it, nor any Affiliate acting on the Purchaser’s behalf or pursuant to any understanding with the Purchaser will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to a press release as described in Section 4.6. The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to a press release as described in Section 4.6, the Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and the Disclosure Schedules. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) the Purchaser is not making any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to a press release as described in Section 4.6, (ii) the Purchaser shall not be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with Applicable Law from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to a press release, and (iii) the Purchaser shall not have any duty of confidentiality to the Company or the Subsidiaries after the filing of the press release. Notwithstanding the foregoing, if the Purchaser is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets wherein the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.15 Registration Rights.

(a) The Company shall use commercially reasonable efforts to file a registration statement under the Securities Act covering all of the Underlying Shares on or before the 60th day after the Closing Date and have such Registration Statement declared effective on or before the 120th day after the Closing Date.

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(b) If at any time after the Closing Date there is not an effective registration statement covering all of the Underlying Shares and the Company proposes to file any registration statement under the Securities Act with respect to the Common Stock (a “Registration Statement”), by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for a dividend reinvestment plan or (iii) in connection with a merger or acquisition, then the Company shall (x) give written notice of such proposed filing to the Purchaser as soon as practicable but in no event less than ten (10) days before the anticipated filing date of the Registration Statement, which notice shall describe the amount and type of securities to be included in such Registration Statement, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (y) offer to Purchaser in such notice the opportunity to register the sale of such number of Underlying Shares (the “Registrable Securities”) as Purchaser may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. If Purchaser proposes to distribute its Registrable Securities through a Piggy-Back Registration that involves an underwriter or underwriters, then it shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Piggy-Back Registration.

(c) If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriter advises the Company and the Purchaser (if Purchaser has elected to include Registrable Securities in such Piggyback Registration) in writing that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in such registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration or takedown would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration (i) first, the shares of Common Stock that the Company proposes to sell; (ii) second, the shares of Common Stock requested to be included therein by Purchaser; and (iii) third, the shares of Common Stock requested to be included therein by holders of Common Stock other than Purchaser, allocated among such holders in such manner as they may agree.

(d) Purchaser may elect to withdraw such Purchaser’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by Purchaser of Registrable Securities in connection with such Piggy-Back Registration as provided herein.

(e) The Company shall notify Purchaser at any time when a prospectus relating to such Purchaser’s Registrable Securities is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. At the request of Purchaser, the Company shall also prepare, file and furnish to Purchaser a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to Purchaser, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Purchaser shall not offer or sell any Registrable Securities covered by the Registration Statement after receipt of such notification until the receipt of such supplement or amendment. The Company covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell the Registrable Securities only in accordance with a method of distribution described in the Registration Statement.

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(f) The Company may request that Purchaser furnish the Company such information with respect to Purchaser and Purchaser’s proposed distribution of the Registrable Securities pursuant to the Registration Statement as the Company may from time to time reasonably request in writing or as shall be required by law or by the Commission in connection therewith, and such Purchaser shall furnish the Company with such information.

(g) All fees and expenses incident to the performance of or compliance with this Section 4.15 shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the Commission, (B) with respect to filings required to be made with any trading market on which the Common Stock is then listed for trading, (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities) and (D) with respect to any filing that may be required to be made by any broker through which Purchaser of Registrable Securities intends to make sales of Registrable Securities with the FINRA, (ii) printing expenses, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other persons or entities retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of Purchaser.

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(h) The Company and its successors and assigns shall indemnify and hold harmless Purchaser, the officers, directors, members, partners, agents and employees (and any other individuals or entities with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of Purchaser, each individual or entity who controls Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, directors, members, Agreement, partners, agents and employees (and any other individuals or entities with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling individual or entity (each, an “Indemnified Party”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any related prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any such prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based upon information regarding Purchaser furnished to the Company by such party for use therein. The Company shall notify Purchaser promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. If the indemnification herein is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then the Company shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Company and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Company and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, the Company or the Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in herein was available to such party in accordance with its terms. It is agreed that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding sentence.

(i) Upon an Event of Default the rights hereunder shall become demand registration rights and the Purchaser may demand a resale registration statement covering all the Underlying Shares be filed, and the Company shall thereafter the Company shall file with the Commission a Registration Statement on Form S-1, or any other form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the resale by the Purchaser of all of the Registrable Securities, and the Company shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective and to keep such Registration Statement effective for a period of twelve months (12) months or for such shorter period ending on the earlier to occur of (x) the sale of all Registrable Securities and (y) the availability of Rule 144 for the Holder to sell all of the Registrable Securities without volume limitations within a 90 day period and public information requirements (the “Effectiveness Period”); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section, or keep such registration effective pursuant to the terms hereunder, in any particular jurisdiction in which the Company would be required to qualify to do business as a foreign corporation or as a dealer in securities under the securities laws of such jurisdiction or to execute a general consent to service of process in effecting such registration, qualification or compliance, in each case where it has not already done so. Notwithstanding the foregoing, in the event that the staff (the “Staff”) of the Commission should limit the number of Registrable Securities that may be sold pursuant to the Registration Statement, the Company may remove from the Registration Statement such number of Registrable Securities as specified by the Commission on behalf of all of the holders of Registrable Securities on a pro-rata basis within 30 days after the date of such demand and be declared effective no later than 60 days thereafter, and the Company shall utilize its commercially reasonable efforts to complete the same. The provisions of this Section 4.15 applicable to a Piggyback Registration, including Section 4.15(h), shall apply to a demand registration pursuant to this Section 4.15(i) to the extent applicable.

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4.16 Purchaser’s Exercise Limitations. The Company shall not effect any exercise of the rights granted in this Agreement, and the Purchaser shall not have the right to exercise any portion of such rights granted in this Agreement to the extent that after giving effect to such exercise, the Purchaser (together with the Purchaser’s Affiliates, and any other Persons acting as a group together with the Purchaser or any of the Purchaser’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined in the Convertible Debenture), applied in the manner set forth in the Convertible Debenture. In such event the right by Purchaser to benefit from such rights or receive shares in excess of the Beneficial Ownership Limitation shall be held in abeyance until such times as such excess shares shall not exceed the Beneficial Ownership Limitation.

4.17 Maintenance of Property/Insurance. The Company shall keep all of its property, which is necessary or useful to the conduct of its business, in good working order and condition, ordinary wear and tear excepted and insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary for the businesses of the Company and Subsidiary. From and after the Closing Date and for so long as any Securities are held by the Purchaser, the Company will maintain directors and officers insurance coverage at least equal to the aggregate Subscription Amount.

4.18 Preservation of Corporate Existence. The Company and each Subsidiary shall preserve and maintain its corporate existence, rights, privileges and franchises in the jurisdiction of its incorporation, and qualify and remain qualified, as a foreign Company in each jurisdiction in which such qualification is necessary in view of its business or operations and where the failure to qualify or remain qualified might reasonably have a Material Adverse Effect upon the financial condition, business or operations of the Company taken as a whole.

4.19 DTC Program. At all times that Convertible Debenture or Warrants are outstanding, the Company shall employ as the transfer agent for its Common Stock and Underlying Shares a participant in the Depository Trust Company Automated Securities Transfer Program and, if possible, cause the Common Stock and Underlying Shares to be transferable pursuant to such program.

4.20 Reimbursement. If the Purchaser becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by the Purchaser to or with any current stockholder), solely as a result of the Purchaser’s acquisition of the Securities under this Agreement, the Company will reimburse the Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchaser who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchaser and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchaser and any such Affiliate and any such Person. The Company also agrees that neither the Purchaser nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement.

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4.21 Most Favored Nation Provision. For as long as the Convertible Debenture or Warrants are outstanding, in the event that the Company issues or sells any Common Stock or Common Stock Equivalents with terms that the Purchaser then holding outstanding Convertible Debenture or Warrants reasonably believes are more favorable to such investors than are the terms of the Convertible Debenture or the Warrants (the “MFN Securities”), upon notice to the Company by the Purchaser within five (5) Trading Days after notice to the Purchaser by the Company of such issuance or sale, the Company will use commercially reasonable efforts to obtain the approval of the TSX Venture Exchange and any additional required regulatory approval to amend the terms of the Convertible Debenture or Warrants as required, as the case may be, of the Purchaser only so as to give the Purchaser the benefit of such more favorable terms or conditions. If the Company fails to obtain such regulatory approvals and the approval of the TSX Venture Exchange, then absent such approval the Company is forbidden to issue the MFN Securities. This Section 4.21 shall not apply with respect to an Exempt Issuance. The Company shall provide the Purchaser with notice of any such issuance or sale not later than ten (10) Trading Days before such issuance or sale.

4.22 Notice of Disqualification Events. The Company will notify the Purchaser in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person not otherwise disclosed herein or in the Public Reports.

4.23 Participation in Future Financing.

(a) From the date hereof until the date that the Convertible Debenture or Warrants are outstanding, upon any issuance by the Company or any of the Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, indebtedness or a combination of units thereof (a “Subsequent Financing”), the Purchaser shall have the right to participate in up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.

(b) At least ten (10) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to the Purchaser a written notice of its intention to effect a Subsequent Financing with terms (“Subsequent Financing Notice”). The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(c) The Purchaser, if participating in such Subsequent Financing, must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the tenth (10th) day after the Purchaser has received the Subsequent Financing Notice that the Purchaser is willing to participate in the Subsequent Financing, the amount of the Purchaser’s participation, and representing and warranting that the Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from the Purchaser as of such tenth (10th) day, the Purchaser shall be deemed to have notified the Company that it does not elect to participate and the Company may thereafter complete such Subsequent Financing without any participation by the Purchaser.

(d) The Company and the Purchaser agree that if the Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby the Purchaser shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of the Purchaser.

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(e) Notwithstanding anything to the contrary in this Section 4.4.23 and unless otherwise agreed to by the Purchaser, the Company shall either confirm in writing to the Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that the Purchaser will not be in possession of any material, non-public information, by the tenth (10th) Business Day following delivery of the Subsequent Financing Notice. If by such tenth (10th) Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by the Purchaser, such transaction shall be deemed to have been abandoned and the Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of the Subsidiaries.

4.24 Duration of Undertakings. Unless otherwise stated in this Article IV, all of the Company’s undertakings, obligations and responsibilities set forth in Article IV of this Agreement shall remain in effect for so long as any Securities remain outstanding.

ARTICLE V.

MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by either Party by written notice to the other Party, if the Closing has not been consummated on or before June 30, 2021; provided, however, that such termination will not affect the right of any party to sue for any breach by any other party.

5.2 Fees and Expenses. At the Closing, the Company has agreed to pay G&M for the legal fees in connection with the Closing in the amount of U.S. $20,000. Except as expressly set forth in the Transaction Documents, each party shall be responsible for and pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall reimburse the Purchaser for all expenses incurred in connection with UCC, lien, judgment, tax and similar searches, if any, conducted in connection with the Offering. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by the Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Western Magnesium Corp., Suite 900 - 580 Hornby Street, British Columbia, Canada V6C 3B6, Attn: Sam Ataya, Chief Executive Officer, email: sataya@westmagcorp.com, with a copy by email only to: Gowling WLG (Canada) LLP, Suite 2300, 550 Burrard Street, Vancouver, British Columbia, Canada V6C 2B5, Attn: Brett A. Kagetsu, email: brett.kagetsu@gowlingwlg.com, and (ii) if to the Purchaser, to: the address and email address indicated on the signature pages hereto, with an additional copy by email only to (which shall not constitute notice): Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581, email: counslers@grushkomittman.com.

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5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings; Dollar Amounts. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. All dollar amounts are in US dollars, unless otherwise specified herein.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger). Following the Closing, the Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the Purchaser.

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.10, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may, at any time prior to the Company’s performance of such obligations, rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a conversion of the Convertible Debenture or exercise of a Warrant, the Purchaser shall be required to return any Common Stock subject to any such rescinded conversion or exercise notice concurrently with the return to the Purchaser of the aggregate Conversion Price or Exercise Price, as applicable, paid to the Company for such Underlying Shares, and the restoration of the Purchaser’s right to acquire such shares pursuant to the Convertible Debenture or Warrant, as applicable (including, issuance of a replacement Convertible Debenture Certificate or Warrant Certificate, respectively, evidencing such restored right).

5.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

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5.15 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.16 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by the Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under Applicable Law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the Closing Date thereof forward, unless such application is precluded by Applicable Law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Purchaser’s election.

5.17 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.18 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.19 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.20 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

5.21 Equitable Adjustment. Trading volume amounts, price/volume amounts, the amount of Warrants, the Conversion Price, Exercise Prices and similar figures in the Transaction Documents shall be equitably adjusted (but without duplication) to offset the effect of stock splits, similar events and as otherwise described in this Agreement, the Convertible Debenture and Warrants.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

WESTERN MAGNESIUM CORP.	Address for Notice: Suite 900 - 580 Hornby Street Vancouver, British Columbia Canada V6C 3B6 Attention: Sam Ataya Email: sataya@westmagcorp.com

By:	/s/ Sam Ataya
Name:	Sam Ataya
Title:	President and Chief Executive Officer

With a copy to (which shall not constitute notice):

Gowling WLG (Canada) LLP
Suite 2300, 550 Burrard Street
Vancouver, British Columbia
Canada V6C 2B5
Email: brett.kagetsu@gowlingwlg.com

And to:

Anthony L.G., PLLC

625 N. Flagler Drive, Suite 600

West Palm Beach, FL

USA 33401

Email: LAnthony@AnthonyPLLC.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

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[PURCHASER SIGNATURE PAGE TO WESTERN MAGNESIUM CORP.

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date indicated above.

Name of Purchaser: ALPHA CAPITAL ANSTALT

Signature of Authorized Signatory of Purchaser: /s/ Nicola Feuerstein

Name of Authorized Signatory: Nicola Feuerstein

Title of Authorized Signatory: Director

Email Address of Authorized Signatory: [***]

Telephone Number of Authorized Signatory: [***]

Residential or Head Office Address of the Purchaser:

[***]

Address for Notice to Purchaser:

[***]

Convertible Debenture principal amount:	US$1,500,000

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SCHEDULE	TITLE
Exhibit A	Form of Convertible Debenture Certificate
Exhibit B	Form of Warrant Certificate
Exhibit C	Payment Instructions
Schedule A	Information Sheet
Appendix A to Schedule A	TSX Venture Exchange Form 4C – Corporate Placee Registration Form
Schedule B	Registration and Delivery Instructions
Schedule C	Outside of Canada Purchaser Certificate
Schedule D	Certification of U.S. Purchaser
Schedule E	TSX Venture Exchange Appendix 6B Acknowledgement – Personal Information
Schedule 3.1(a)	Subsidiaries
Schedule 3.1(g)	Capitalization
Schedule 3.1(i)	Material Changes; Undisclosed Events, Liabilities or Developments
Schedule 3.1(z)	Solvency
Schedule 3.1(ll)	Indebtedness and Seniority
Schedule 4.9	Use of Proceeds

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Exhibit A
Form of Convertible Debenture Certificate

[attach]

Ex A-1

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE OCTOBER 11, 2021.

WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL OCTOBER 11, 2021.

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO BORROWER. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: June 10, 2021

Principal Amount: $1,500,000

Original Conversion Price (subject to adjustment herein): $0.10

CONVERTIBLE DEBENTURE

DUE December 10, 2022

THIS CONVERTIBLE DEBENTURE (this “Debenture”) is issued Debenture by WESTERN MAGNESIUM CORPORATION, a corporation incorporated under the laws of the State of Delaware, (the “Borrower”), having its principal place of business at 580 Hornby Street, Suite 900, British Columbia, V6C 3B6, Canada (the “Debenture”).

FOR VALUE RECEIVED, Borrower promises to pay to ALPHA CAPITAL ANSTALT, or its registered assigns (the “Holder”), with an address at: [***], email: [***], or shall have paid pursuant to the terms hereunder, the principal sum of $1,500,000 on December 10, 2022, (the “Maturity Date”) or such earlier date as this Debenture is required or permitted to be repaid or such later date if extended by the Holder as provided hereunder, and to pay interest, if any, to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture in accordance with the provisions hereof.

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This Debenture is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Applicable Law” shall mean any law, rule or regulation of any governmental authority or jurisdiction applicable to any party to this Agreement, as the case may be.

“Bankruptcy Event” means any of the following events: (a) Borrower or any Subsidiary thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to Borrower or any Subsidiary thereof, (b) there is commenced against Borrower or any Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) Borrower or any Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) Borrower or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) Borrower or any Subsidiary thereof makes a general assignment for the benefit of creditors, (f) Borrower or any Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) Borrower or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Change of Control Transaction” means, other than by means of conversion or exercise of this Debenture and the Securities issued together with this Debenture, the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in NI 45-106) of effective control (whether through legal or beneficial ownership of capital stock of Borrower, by contract or otherwise) of in excess of 50% of the voting securities of Borrower, (b) Borrower merges into or consolidates with any other Person, or any Person merges into or consolidates with Borrower and, after giving effect to such transaction, the stockholders of Borrower immediately prior to such transaction own less than 50% of the aggregate voting power of Borrower or the successor entity of such transaction, (c) Borrower sells or transfers all or substantially all of its assets to another Person and the stockholders of Borrower immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by Borrower of an agreement to which Borrower is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the Principal Amount and accrued interest on this Debenture in accordance with the terms hereof.

“GAAP” means United States generally accepted accounting principles.

“IFRS” means international reporting financial standards.

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“Indebtedness” means (x) any liabilities for borrowed money, (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Borrower’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with IFRS and GAAP.

“Mandatory Default Amount” means the sum of (a) the greater of (i) the outstanding principal amount of this Debenture divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (B) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded, (y) due, or (z) paid in full, whichever is highest, or (ii) 125% of the outstanding principal amount of this Debenture plus (b) all other amounts, costs, expenses and liquidated damages due in respect of this Debenture.

“Original Issue Date” means the date of the first issuance of this Debenture, regardless of any transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debenture.

“Permitted Indebtedness” means (a) any liabilities for borrowed money not in excess of $250,000 in the aggregate, (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto) not affecting more than $250,000 in the aggregate, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (c) the present value of any lease payments not in excess of $250,000 due under leases required to be capitalized in accordance with IFRS; (d) any industrial equipment leases up to an aggregate $500,000 and (e) indebtedness for the direct purposes of building a plant to produce magnesium metal.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of Borrower) have been established in accordance with IFRS, (b) Liens imposed by law which were incurred in the ordinary course of Borrower’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of Borrower’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of Borrower and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, and (c) Liens in connection with Permitted Indebtedness under clauses (a), (b) and (e) thereunder, and Liens incurred in connection with Permitted Indebtedness under clauses (c) or (d) thereunder, provided that such Liens are not secured by assets of Borrower or its Subsidiaries other than the assets so acquired or leased.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of June 10, 2021 among Borrower and the original Holder, as amended, modified or supplemented from time to time in accordance with its terms.

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“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the TSX Venture Exchange, the NYSE MKT, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange, the OTC Bulletin Board, the OTCQB, or the OTCQX (or any successors to any of the foregoing).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (Toronto time) to 4:02 p.m. (Toronto time)), (b) if any of the NASDAQ markets or exchanges is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported on the OTCQX, OTCQB or OTC Pink Marketplace maintained by the OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the volume weighted average price of the Common Stock on the first such facility (or a similar organization or agency succeeding to its functions of reporting prices), or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to Borrower, the fees and expenses of which shall be paid by Borrower.

“Warrant Certificates” means a certificate for Class A Warrants and a certificate for Class B Warrants to be issued upon conversion of this Debenture.

Section 2. General.

a) Interest in Cash or in Kind. Holder shall be entitled to receive, and Borrower shall pay, cumulative interest on the outstanding principal amount of this Debenture at the annual rate of twelve percent (12%) (as subject to increase as set forth in this Debenture) from the Original Issue Date through the Maturity Date. Interest shall be payable on the Maturity Date or when all amounts outstanding in connection with this Debenture shall be paid or shall otherwise be due and payable.

b) Payment Grace Period. Other than as set forth herein, the Borrower shall not have any grace period to pay any monetary amounts due under this Debenture.

c) Conversion Privileges. The Conversion Rights set forth in Section 4 shall remain in full force and effect immediately from the date hereof and until the Debenture is paid in full regardless of the occurrence of an Event of Default. This Debenture shall be payable in full on the Maturity Date, unless previously converted into Common Stock in accordance with Section 4 hereof.

d) Application of Payments. Interest, if any, on this Debenture shall be calculated on the basis of a 360-day year and the actual number of days elapsed. Payments made in connection with this Debenture shall be applied first to amounts due hereunder other than principal and interest, thereafter to interest and finally to principal.

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e) Manner and Place of Payment. Principal and interest, if any, on this Debenture and other payments in connection with this Debenture shall be payable at the Holder’s offices as designated above in lawful money of the United States of America in immediately available funds without set-off, deduction or counterclaim. Upon assignment of the interest of Holder in this Debenture, Borrower shall instead make its payment pursuant to the assignee’s instructions upon receipt of written notice thereof. Except as set forth herein, this Debenture may not be prepaid or mandatorily converted without the consent of the Holder.

Section 3. Registration of Transfers and Exchanges.

a) Different Denominations. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations (with a minimum denomination of $1,000 and in multiples of $1,000), as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and Applicable Law.

c) Reliance on Debenture Register. Prior to due presentment for transfer to Borrower of this Debenture, Borrower and any agent of Borrower may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither Borrower nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

a) Voluntary Conversion. At any time after the Original Issue Date until this Debenture is no longer outstanding, this Debenture and, upon receipt of TSX Venture Exchange approval, accrued interest, shall be convertible, in whole or in part, into shares of Common Stock issued at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(d) hereof). The Holder shall effect conversions by delivering to Borrower a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Debenture to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. If TSX Venture Exchange approval is required in order to convert accrued interest into shares of Common Stock, then the Conversion Date shall be the date which is 3 Business Days from the date such TSX Venture Exchange approval has been provided. For clarity, the Holder may not specify a Conversion Date prior to the date that such Notice of Conversion would be deemed to have been delivered hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to Borrower unless the entire principal amount of this Debenture has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion. The Holder and Borrower shall maintain records showing the principal amount(s) converted and the date of such conversion(s). Borrower may deliver an objection to any Notice of Conversion within two (2) Trading Days of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

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b) Conversion Price. The conversion price for the principal in connection with voluntary conversions by the Holder shall be $0.10, subject to adjustment herein (the “Conversion Price”). The conversion price for accrued interest (the “Conversion Price for Accrued Interest”) shall be the greater of (i) $0.10 and (ii) the minimum conversion price permitted by the TSX Venture Exchange at the time of conversion (should the Borrower’s Common Stock then be listed on such exchange).

c) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Principal Amount and Accrued Interest. The number of Conversion Shares issuable upon a conversion of all or part of the outstanding principal amount hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount as of the Conversion Date to be converted by (y) the Conversion Price. The number of Conversion Shares issuable upon a conversion of all or part of the accrued interest hereunder shall be determined by the quotient obtained by dividing (x) the outstanding accrued interest as of the Conversion Date to be converted by (y) the Conversion Price for Accrued Interest.

ii. Delivery of Certificate Upon Conversion. Not later than three (3) Trading Days after each Conversion Date (the “Share Delivery Date”), Borrower shall deliver, or cause to be delivered, to the Holder (i) a certificate or certificates representing the Conversion Shares which, on or after the one year anniversary of the Original Issue Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement and under any Applicable Law) and which shall represent the number of Conversion Shares being acquired upon the conversion of this Debenture; (ii) a Class A Warrant Certificate for fifty percent (50%) of the conversion shares being issued on such conversion; and (iii) a Class B Warrant Certificate for fifty percent (50%) of the conversion shares being issued on such conversion. On or after the one-year anniversary of the Original Issue Date, Borrower shall use its best efforts to deliver any certificate or certificates required to be delivered by Borrower under this Section 4(c) electronically through the Depository Trust Company or another established clearing corporation performing similar functions. In the event the Borrower registers its common stock with the United States Securities and Exchange Commission (the “SEC”), the one-year period in this Section 4(c)(ii) shall be reduced to six months.

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iii. Failure to Deliver Certificates. If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to Borrower at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event Borrower shall promptly return to the Holder any original Debenture delivered to Borrower and the Holder shall promptly return to Borrower the Common Stock certificates issued to such Holder pursuant to the rescinded Conversion Notice.

iv. Obligation Absolute. Borrower’s obligations to issue and deliver the Conversion Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to Borrower or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of Borrower to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by Borrower of any such action Borrower may have against the Holder. In the event the Holder of this Debenture shall elect to convert any or all of the outstanding principal amount hereof, Borrower may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Debenture shall have been sought and obtained, and Borrower posts a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of this Debenture, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, Borrower shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If Borrower fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(c)(ii) by the Share Delivery Date, Borrower shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after such liquidated damages being to accrue) for each Trading Day after such Share Delivery Date until such certificates are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 7 hereof for Borrower’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

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v. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if Borrower fails for any reason to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 4(c)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder or Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then Borrower shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Debenture in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if Borrower had timely complied with its delivery requirements under Section 4(c)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Debenture with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, Borrower shall be required to pay the Holder $1,000. The Holder shall provide Borrower written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of Borrower, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Borrower’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Debenture as required pursuant to the terms hereof.

vi. Reservation of Shares Issuable Upon Conversion. Borrower covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Debenture as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder, not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the then outstanding principal amount of this Debenture on such principal amount. Borrower covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

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vii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Debenture. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, Borrower shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or Conversion Price for Accrued Interest, as applicable, or round up to the next whole share.

viii. Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, Borrower shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Debenture so converted and Borrower shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to Borrower the amount of such tax or shall have established to the satisfaction of Borrower that such tax has been paid. Borrower shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion.

d) Holder’s Conversion Limitations. Borrower shall not effect any conversion of this Debenture, and a Holder shall not have the right to convert any portion of this Debenture, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Debenture with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Debenture beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of Borrower subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Debentures or the Warrants) beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with the rules and policies of the TSX Venture Exchange. To the extent that the limitation contained in this Section 4(d) applies, the determination of whether this Debenture is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Debenture is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Debenture may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Debenture is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to Borrower each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and Borrower shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with the rules of the TSX Venture Exchange. For purposes of this Section 4(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) Borrower’s most recent periodic or annual report filed with the TSX Venture Exchange, as the case may be, (ii) a more recent public announcement by Borrower, or (iii) a more recent written notice by Borrower or Borrower’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, Borrower shall within three Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of Borrower, including this Debenture, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Debenture held by the Holder. The Holder may decrease the Beneficial Ownership Limitation at any time and the Holder, upon not less than 61 days’ prior notice to Borrower, may increase the Beneficial Ownership Limitation provisions of this Section 4(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Debenture held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(d) shall continue to apply. Any such increase will not be effective until the 61st day after such notice is delivered to Borrower. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Debenture.

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Section 5. Certain Adjustments.

a) Stock Dividends and Stock Splits. If Borrower, at any time while this Debenture is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by Borrower upon conversion of the Debenture), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of Borrower, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of Borrower) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 5(a) above, if at any time Borrower grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Debenture (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

c) Pro Rata Distributions. During such time as this Debenture is outstanding, if Borrower shall declare or make any dividend whether or not permitted, or makes any other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Debenture, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Debenture (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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d) Fundamental Transaction. If, at any time while this Debenture is outstanding, (i) Borrower, directly or indirectly, in one or more related transactions effects any merger or consolidation of Borrower with or into another Person, (ii) Borrower, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by Borrower or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) Borrower, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) Borrower, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Debenture), the number of shares of Common Stock of the successor or acquiring corporation or of Borrower, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Debenture is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Debenture). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and Borrower shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction. Borrower shall cause any successor entity in a Fundamental Transaction in which Borrower is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of Borrower under this Debenture and the other Transaction Documents (as defined in the Purchase Agreement) in accordance with the provisions of this Section 5(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to or contemporaneously with such Fundamental Transaction and shall, at the option of the holder of this Debenture, deliver to the Holder in exchange for this Debenture a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Debenture which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Debenture (without regard to any limitations on the conversion of this Debenture) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Debenture immediately prior to or contemporaneously with the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Debenture and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of Borrower and shall assume all of the obligations of Borrower under this Debenture and the other Transaction Documents with the same effect as if such Successor Entity had been named as Borrower herein. Alternatively, the Holder may demand the Company to redeem its Debenture at a rate equal to 125% of the principal and interest due thereon, to be paid in full contemporaneously with consummation of the Fundamental Transaction.

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e) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of Borrower) issued and outstanding.

f) Notice to Allow Conversion by Holder. If (A) Borrower shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) Borrower shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) Borrower shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of Borrower shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which Borrower is a party, any sale or transfer of all or substantially all of the assets of Borrower, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) Borrower shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of Borrower, then, in each case, Borrower shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Debenture Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding Borrower or any of the Subsidiaries, Borrower shall simultaneously make public disclosure of such notice in accordance with applicable securities laws. The Holder shall remain entitled to convert this Debenture during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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Section 6. Negative Covenants. As long as any principal amount of this Debenture remains outstanding, unless the Holder shall have otherwise given prior written consent, Borrower shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially adversely affects any rights of the Holder (notwithstanding the foregoing, the Holder acknowledges and agrees that the Borrower shall be entitled to proceed with the amendments to the charter documents as shall be set out in the Borrower’s proxy materials for its shareholder meeting to be held in 2021 as publicly disclosed no less than five Trading Days before the issue date of this Note);

d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than as to the Conversion Shares or Warrant Shares as permitted or required under the Transaction Documents;

e) redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than the Debentures if on a pro-rata basis), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness, in any case unless such Indebtedness or interest is due and payable in accordance with the initial terms of such debt prior to any default thereunder;

f) declare or make any dividend or other distribution of its assets or rights to acquire its assets to holders of shares of Common Stock, preferred stock, or any other equity security by way of return of capital or otherwise including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction;

g) sell or offer to sell any securities with non-fixed or floating price features, issue any Common Stock or Common Stock Equivalents at a price lower than the conversion price herein then in effect, or issue any equity or debt instruments with anti-dilution provisions; or

h) enter into any agreement with respect to any of the foregoing.

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Section 7. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (A) the principal or interest, if any, amount of this Debenture or (B) liquidated damages and other amounts owing to a Holder on any Note, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of a default under clause (B) above, is not cured within five Trading Days after Borrower has become or should have become aware of such default;

ii. Borrower shall fail to observe or perform any other covenant or agreement contained in this Debenture (other than a breach by Borrower of its obligations to deliver shares of Common Stock to the Holder upon conversion, which breach is addressed in clause (viii) below) which failure is not cured, if possible to cure, within the earlier to occur of (A) 5 Trading Days after notice of such failure sent by the Holder to Borrower and (B) 10 Trading Days after Borrower has become or should have become aware of such failure;

iii. a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents, or (B) any other material agreement, lease, document or instrument to which Borrower or any Subsidiary is obligated (and not covered by clause (vi) below);

iv. any representation or warranty made in this Debenture, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v. Borrower or any Subsidiary shall be subject to a Bankruptcy Event;

vi. Borrower or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $50,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

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vii. Borrower shall have completed any Change of Control Transaction or Fundamental Transaction without giving Holder at least ten Trading Days prior written notice;

viii. Upon the earlier of the Borrower registering its common stock with the SEC or one year from the Issue Date, the Borrower does not meet the current public information requirements under Rule 144;

ix. Borrower shall fail for any reason to deliver certificates to a Holder prior to the third Trading Day after a Conversion Date pursuant to Section 4(c) or Borrower shall provide at any time notice to the Holder, including by way of public announcement, of Borrower’s intention to not honor requests for conversions of any Debentures in accordance with the terms hereof;

x. any judgment or order is rendered against Borrower, any subsidiary or any of their respective property or other assets for the payment of money in excess of $150,000, and such judgment or order shall remain unvacated, unbonded or unstayed for a period of 60 calendar days;

xi. other than as a result of a Fundamental Transaction, any dissolution, liquidation or winding up by Borrower or a material Subsidiary of a substantial portion of their business;

xii. other than as a result of a Fundamental Transaction, cessation of operations by Borrower or a material Subsidiary;

xiii. an event resulting in the Common Stock no longer being listed or quoted on a Trading Market, or notification from a Trading Market that the Borrower is not in compliance with the conditions for such continued quotation and such non-compliance continues for twenty (20) days following such notification;

xiv. the SEC, TSX Venture Exchange, Canadian Securities Commission or judicial stop trade order or suspension from the Borrower’s Principal Trading Market or the OTCQB, which remains in effect for no more than five (5) consecutive Trading Days or twenty (20) days in any calendar year;

xv. the Borrower effectuates a reverse split of its Common Stock without ten (10) days prior written notice to the Holder;

xvi. a failure by Borrower to notify Holder of any material event of which Borrower is obligated to notify Holder pursuant to the terms of this Debenture or any other Transaction Document;

xvii. a default by the Borrower of a material term, covenant, warranty or undertaking of any other agreement to which the Borrower and Holder are parties, or the occurrence of an event of default under any such other agreement to which Borrower and Holder are parties which is not cured after any required notice and/or cure period;

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xviii. any material provision of any Transaction Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Borrower, or the validity or enforceability thereof shall be contested by Borrower, or a proceeding shall be commenced by Borrower or any governmental authority having jurisdiction over Borrower or Holder, seeking to establish the invalidity or unenforceability thereof, or Borrower shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document;

xix. the failure by Borrower or any material Subsidiary to maintain any material intellectual property rights, personal, real property, equipment, leases or other assets which are necessary to conduct its business (whether now or in the future) and such breach is not cured with twenty (20) days after written notice to the Borrower from the Holder;

xx. the restatement after the date hereof of any financial statements filed by the Borrower under any Applicable Law for any date or period from two years prior to the Original Issue Date and until this Debenture is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statements, have constituted a Material Adverse Effect. For the avoidance of doubt, any restatement related to new accounting pronouncements shall not constitute a default under this Section; or

xxi. the occurrence of an Event of Default as defined in and under any other debt instrument issued by Borrower to Holder or any Other Holder.

b) Remedies Upon Event of Default, Fundamental Transaction and Change of Control Transaction. If any Event of Default or a Fundamental Transaction or a Change of Control Transaction occurs, the outstanding principal amount of this Debenture, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. Additionally, upon an Event of Default, the Exercise Price of the Warrants shall be reduced to $0.10 per share of Common Stock and the Borrower shall not file any registration statement unless all the Holder’s Underlying Shares have been previously registered for resale with the SEC. Commencing on the Maturity Date and also five (5) Trading Days after the occurrence of any Event of Default interest on this Debenture shall accrue at an interest rate equal to the lesser of 20% per annum or the maximum rate permitted under Applicable Law until paid. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Debenture to or as directed by Borrower. In connection with such acceleration described herein, the Holder need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under Applicable Law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Debenture until such time, if any, as the Holder receives full payment pursuant to this Section 7(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

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Section 8. Prepayment. Provided an Event of Default has not occurred, upon 20 days’ prior written notice received by the Holder, the Borrower may prepay and satisfy this Debenture by paying 125% of the amounts owed on this Debenture, including all principal, interest and other fees. Provided however, during the 20-day period after receipt of the notice the Holder may convert all or a portion of this Debenture.

Section 9. Miscellaneous.

a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a Trading Day during normal business hours where such notice is to be received), or the first Trading Day following such delivery (if delivered other than on a Trading Day during normal business hours where such notice is to be received) or (b) on the second Trading Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to Borrower, to: Western Magnesium Corporation, 580 Hornby Street, Suite 900, British Columbia, V6C 3B6, Canada, Attn: Sam Ataya, Chief Executive Officer, email: sataya@westmagcorp.com, with a copy by email only to: Gowling WLG (Canada) LLP, Attention: Brett Kagetsu, email: brett.kagetsu@gowlingwlg.com, and (ii) if to the Holder, to: the address and email address indicated on the front page of this Debenture, with an additional copy by email only to (which shall not constitute notice): Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581, email: counslers@grushkomittman.com.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of Borrower, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of Borrower. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein pursuant to the Purchase Agreement.

c) Lost or Mutilated Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, Borrower shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, reasonably satisfactory to Borrower, including an indemnity and surety in amount and form satisfactory to the Borrower in its sole discretion.

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d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by Applicable Law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding. This Debenture shall be deemed an unconditional obligation of Borrower for the payment of money and, without limitation to any other remedies of Holder, may be enforced against Borrower by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought. For purposes of such rule or statute, any other document or agreement to which Holder and Borrower are parties or which Borrower delivered to Holder, which may be convenient or necessary to determine Holder’s rights hereunder or Borrower’s obligations to Holder are deemed a part of this Debenture, whether or not such other document or agreement was delivered together herewith or was executed apart from this Debenture.

e) Waiver. Any waiver by Borrower or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of Borrower or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture on any other occasion. Any waiver by Borrower or the Holder must be in writing.

f) Severability. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

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g) Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates the Applicable Law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under Applicable Law. Borrower covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive Borrower from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Debenture, and Borrower (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

h) Next Trading Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Trading Day, such payment shall be made on the next succeeding Trading Day.

i) Headings; Dollar Amounts. The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof. Unless otherwise specified herein, all dollar amounts are in US$.

j) Amendment. Unless otherwise provided for hereunder, this Debenture may not be modified or amended or the provisions hereof waived without the written consent of Borrower and the Holder.

k) Facsimile Signature. In the event that the Borrower’s signature is delivered by facsimile transmission, PDF, electronic signature or other similar electronic means, such signature shall create a valid and binding obligation of the Borrower with the same force and effect as if such signature page were an original thereof.

*********************

(Signature Pages Follow)

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IN WITNESS WHEREOF, Borrower has caused this Debenture to be signed in its name by an authorized officer as of the 10th day of June, 2021.

WESTERN MAGNESIUM CORPORATION

By:
Name:
Title:

WITNESS:

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ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Convertible Debenture Due December 10, 2022 of Western Magnesium Corporation, a Delaware corporation (the “Company”), into shares of common stock (the “Common Stock”), of Borrower according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by Borrower in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to Borrower that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Debenture, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the Applicable Law in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion: ____________________________

Principal Amount of Debenture to be Converted: $__________________

Applicable Conversion Price: $__________________

Interest Amount to be Converted: $_________________________

Applicable Conversion Price for Accrued Interest:

$___________________________

Number of shares of Common Stock to be issued: ______________

Signature: _________________________________________

Name: ____________________________________________

Address for Delivery of Common Stock Certificates: __________
_____________________________________________________
_____________________________________________________

Or

DWAC Instructions: _________________________________

Broker No:_____________
Account No: _______________

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Exhibit B
Form of Warrant Certificate

[attach]

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UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE OCTOBER 11, 2021.

“WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY OR UNDERLYING THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL OCTOBER 11, 2021.

THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON OR PERSON IN THE UNITED STATES UNLESS THIS WARRANT AND SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE SECURITIES ACT.

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

CLASS [A/B] COMMON STOCK PURCHASE WARRANT

WESTERN MAGNESIUM Corporation

Warrant Shares: ●	Issuance Date: ●, 2021

Warrant No: 2021-[A/B]	Termination Date: June 10, 2026

THIS CLASS [A/B] COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received [REQUIRES COMPLETION] (the “Holder”), with an address at: [REQUIRES COMPLETION], email: [REQUIRES COMPLETION],, or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on June 10, 2026 (the “Termination Date”) but not thereafter, to subscribe for and purchase from WESTERN MAGNESIUM CORPORATION, a corporation incorporated under the laws of Delaware (the “Company”), up to _________ shares of Common Stock (as subject to adjustment hereunder, the “Warrant Shares”).

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These Warrants are issued subject to the terms and conditions appended hereto as Schedule “A”.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

WESTERN MAGNESIUM Corporation

By:
Name:
Title:

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SCHEDULE A

WARRANT TERMS

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated June 10, 2021, among the Company and the Holder and the Convertible Debenture issued to the Holder contemporaneously with Purchase Agreement.

Section 2. Exercise.

a) Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto. Within five (5) Trading Days (which for the purposes of this Warrant a “Trading Day” means, with respect to the TSX Venture Exchange (“TSXV”), a day on which the TSXV is open for the transaction of business and with respect to another exchange or an over-the-counter market means a day on which such exchange or market is open for the transaction of business) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or certified cheque, bank draft or money order in lawful money of Canada payable to or to the order of the Corporation unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. Notwithstanding anything herein to the contrary (although the Holder may surrender the Warrant to, and receive a replacement Warrant from, the Company), the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within five (5) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within two (2) Trading Days of delivery of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The initial exercise price per Warrant Share shall be $0.[13/19], subject to adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise. If as of the date of the delivery of a Notice of Exercise Form: (i) there is no effective registration statement (“Registration Statement”) under the Securities Act registering, or no current prospectus available for the resale of the Warrant Shares by the Holder; and (2) the VWAP (as defined below) of one share of Common Stock is greater than the Exercise Price in effect at such time, then this Warrant may also be exercised at the Holder’s election, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

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(A) =	the VWAP on the Trading Day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

Notwithstanding anything herein to the contrary, on the Termination Date, unless the Holder notifies the Company otherwise, if there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the principal Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. to 4:02 p.m., (b) if any of the NASDAQ markets or exchanges is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported on the OTCQX, OTCQB or OTC Pink Marketplace maintained by the OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the volume weighted average price of the Common Stock on the first such facility (or a similar organization or agency succeeding to its functions of reporting prices), or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

d) Mechanics of Exercise.

i. Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) this Warrant is being exercised via cashless exercise and Rule 144 under the Securities Act (“Rule 144”) is available, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is three (3) Trading Days after the latest of (A) the delivery to the Company of the Notice of Exercise, (B) surrender of this Warrant (if required) and (C) payment of the aggregate Exercise Price as set forth above (including by cashless exercise, if permitted) (such date, the “Warrant Share Delivery Date”). The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares, having been paid. The Company understands that a delay in the delivery of the Warrant Shares after the Warrant Share Delivery Date could result in economic loss to the Holder. As compensation to the Holder for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to the Holder for late issuance of Warrant Shares upon exercise of this Warrant the proportionate amount of $10 per Trading Day (increasing to $20 per Trading Day after the fifth (5th) Trading Day) after the Warrant Share Delivery Date for each $1,000 of Exercise Price of Warrant Shares for which this Warrant is exercised which are not timely delivered. The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Warrant Shares by the Warrant Share Delivery Date, the Holder may revoke all or part of the relevant Warrant exercise by delivery of a notice to such effect to the Company, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the exercise of the relevant portion of this Warrant, except that the liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Company.

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ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right, at any time prior to issuance of such Warrant Shares, to rescind such exercise.

iv. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise.

vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

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e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Applicable Securities Laws, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Applicable Securities Laws and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Applicable Securities Laws. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent interim or annual financial statements filed with the British Columbia Securities Commission, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within three (3) Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder may decrease the Beneficial Ownership Limitation at any time and the Holder, upon not less than 61 days’ prior notice to the Company, may increase the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any such increase will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant or pursuant to any of the other Transaction Documents), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

c) Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to the Holder) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 3(c)), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

d) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Common Stock (not including any Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Common Share in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to or contemporaneously with such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Notwithstanding anything to the contrary contained herein, the Company shall not enter into a Fundamental Transaction unless the holders of Common Stock receive securities of an entity that is listed on a stock exchange in Canada or the United States, or cash, equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds within five Business Days of the Holder’s election (or, if later, on the effective date of the Fundamental Transaction).

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e) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

f) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the shares of Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the shares of Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the shares of Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the shares of Common Stock is converted into other securities, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, to the extent that such information constitutes material non-public information (as determined in good faith by the Company) the Company shall follow the procedure described in Section 13 of the Subscription Agreement and shall deliver to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the shares of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the shares of Common Stock of record shall be entitled to exchange their shares of the shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the with the TSXV. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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g) Increase in Warrant Shares. In the event the Exercise Price is reduced for any reason, the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment.

Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities laws and the provisions of the Purchase Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5.Miscellaneous.

a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i).

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

10

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then, such action may be taken or such right may be exercised on the next succeeding Trading Day.

d) Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued shares of Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant. Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, or unless exercised in a cashless exercise when Rule 144 is available, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by Applicable Securities Laws.

g) Non-waiver and Expenses; Dollar Amounts. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder. Unless otherwise stated herein, all dollar amounts are in US$.

11

h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any shares of Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holders of not less than a majority of the outstanding Warrants issued pursuant to the Purchase Agreement.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

12

NOTICE OF EXERCISE

TO:	WESTERN MAGNESIUM Corporation

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[  ] in lawful money of the United States of America; or

[  ] [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

(4) After giving effect to this Notice of Exercise, the undersigned will not have exceeded the Beneficial Ownership Limitation.

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ______________________________________________________________________

Signature of Authorized Signatory of Investing Entity: ________________________________________________

Name of Authorized Signatory: __________________________________________________________________

Title of Authorized Signatory: ___________________________________________________________________

Date: ______________________________________________________________________________________

2

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

WESTERN MAGNESIUM Corporation

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated: ______________, _______

Holder’s Signature:	_____________________________

Holder’s Address:	_____________________________

_____________________________

Signature Guaranteed: ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Ex B-1

TRANSFEREE ACKNOWLEDGMENT

In connection with this transfer (check one):

[ ]	The undersigned transferee hereby certifies that (i) it was not offered the Warrant while in the United States and did not execute this certificate while within the United States; (ii) it is not acquiring the Warrant represented by this Warrant Certificate by or on behalf of any person within the United States; and (iii) it has in all other respects complied with the terms of Regulation S of United States Securities Act of 1933, as amended (the “1933 Act”), or any successor rule or regulation of the United States Securities and Exchange Commission as presently in effect.

[ ]	The undersigned transferee is relying on an exemption from the registration requirements under the 1933 Act by virtue of being an “accredited investor” as defined in Rule 501(a) under the 1933 Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act, and without limiting the foregoing but for greater clarity, which satisfies the conditions of the U.S. Accredited Investor Certificate, a completed and duly executed copy of which is being delivered by the transferee to the Company;

[ ]	If requested by the Company, the undersigned transferee is delivering a written opinion of U.S. Counsel acceptable to the Company to the effect that this transfer of the Warrant has been registered under the 1933 Act or is exempt from registration thereunder.

(Signature of Transferee)

Date	Name of Transferee (please print)

The Warrant and the common shares issuable upon exercise of the Warrant shall only be transferable in accordance with applicable laws. The Warrant may only be exercised in the manner required by the certificate representing the Warrant and the Notice of Exercise Form attached thereto. Any common shares acquired pursuant to this Warrant shall be subject to applicable hold periods and any certificate representing such common shares will bear restrictive legends.

2

Exhibit C
Payment Instructions

The Purchaser will make payment arrangements for the Subscription Amount in a certified cheque, bank draft or wire transfer or other acceptable form of payment to the Company for the total aggregate Subscription Amount of the Convertible Debenture subscribed for, payable to “Western Magnesium Corporation” or such other person as the Company may advise the Purchaser. If you are sending a certified cheque or bank draft, please make the same payable to the Company and deliver to:

Western Magnesium Corporation
Suite 900 - 580 Hornby Street,
Vancouver, British Columbia
Canada V6C 3B6
Attention: Lisa Maxwell
T: 604 839-7985
E: lmaxwell@westmagcorp.com

If you are sending such funds by wire transfer, please note the following wire transfer instructions:

WIRE TRANSFER INSTRUCTIONS
Account in the name of:	Western Magnesium Corporation
Bank Name:	Bank of America, N.A., NY
Bank Address:	New York, United States
Bank Telephone:	1-888-852-5000
US Dollar Account Number:	1381-1045-1770
Transit Number:	N/A
Financial Institution Number:	N/A
Swift Code:	BOFAUS3N
ABA Routing:	026009593

Ex C-1

SCHEDULE A

INFORMATION SHEET

Information to be completed by the Purchaser:

A.	Registration Form

The Purchaser, if not an individual, either [check appropriate box]:

[ ]	has previously filed with the TSX Venture Exchange a Form 4C, Corporate Placee Registration Form, represents and warrants that there has been no change to any of the information in the Corporate Placee Registration Form previously filed with the TSX Venture Exchange up to the date hereof; or

[ ]	hereby delivers a completed Form 4C, Corporate Placee Registration Form, in the form attached as Appendix A to this Schedule B to the Company for filing with the Exchange.

B.	Present Ownership of Securities

The Purchaser either [check appropriate box]:

[ ]	does not own, directly or indirectly, or exercise control or direction over, any Common Stock of the Company or securities convertible into Common Stock of the Company; or

[ ]	owns, directly or indirectly, or exercises control or direction over, ____________ outstanding common shares of the Company and convertible securities entitling the Purchaser to acquire additional common shares of the Company which, if converted, in the aggregate would represent ______________ common shares of the Company.

C.	Insider Status

The Purchaser either [check appropriate box]:

[ ]	is an “Insider” of the Company as defined in the policies of the Exchange:

(a) a director or senior officer of the Company (or a subsidiary of the Company);
(b) any Person who beneficially owns, directly or indirectly, voting securities of the Company or who exercises control or direction over voting securities of the Company or a combination of both carrying more than 10% of the voting rights attached to all voting securities of the Company for the time being outstanding, or
(c) a director or senior officer of an Insider of the Company.

[ ]	is not an Insider of the Company.

D.	Member of “Pro Group”

The Purchaser either [check appropriate box]:

[ ]	is a Member of the “Pro Group” as defined in the Corporate Finance Manual of the Stock Exchange, as follows:

(a) subject to subparagraphs (b), (c) and (d), either individually or as a group:

(i) a “Member” (defined in Rule A.1.00 of the Rules and Trading Policies of the TSX Venture Exchange as a Company or individual (a “Person”) who has executed the Members’ Agreement, as amended from time to time, and is accepted as and becomes a member of the TSX Venture Exchange under the Exchange Requirements);

(ii) employees of the Member;

(iii) partners, officers or directors of the Member;

(iv) Affiliates of the Member; and

(v) Associates of any parties referred to in subparagraphs (i) through (iv);

(b) the TSX Venture Exchange may, in its discretion, include a Person or party in the Pro Group for the purposes of a particular calculation where the TSX Venture Exchange determines that the Person is not acting at arm’s length to the Member;

(c) the TSX Venture Exchange may, in its discretion, exclude a Person from the Pro Group for the purposes of a particular calculation where the TSX Venture Exchange determines that the person is acting at arm’s length of the Member;

(d) the TSX Venture Exchange may deem a person who would otherwise be included in the Pro Group pursuant to subparagraph (a) to be excluded from the Pro Group where the TSX Venture Exchange determines that:

(i) the Person is an affiliate or associate of the member acting at arm’s length of the Member;

(ii) the associate or affiliate has a separate corporate and reporting structure;

(iii) there are sufficient controls on information flowing between the Member and the associate or affiliate; and

(iv) the Member maintains a list of such excluded persons; or

[ ]	is not a member of the Pro Group.

E.	Registrant

The Purchaser either [check appropriate box]:

[ ]	is a “registrant” as such term is defined in the Securities Act (British Columbia); or

[ ]	is not a “registrant”.

Sch A-1

APPENDIX A TO SCHEDULE A

FORM 4C

CORPORATE PLACEE REGISTRATION FORM

This Form will remain on file with the Exchange and must be completed if required under section 4(b) of Part II of Form 4B. The corporation, trust, portfolio manager or other entity (the “Placee”) need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed Issuers. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

1.	Placee Information:

(a)	Name: __________________________________________________________________________

(b)	Complete Address: ________________________________________________________________

(c)	Jurisdiction of Incorporation or Creation: _______________________________________________

2.	(a)	Is the Placee purchasing securities as a portfolio manager: (Yes/No)? __________________________

(b)	Is the Placee carrying on business as a portfolio manager outside of Canada: (Yes/No)? __________

3.	If the answer to 2(b) above was “Yes”, the undersigned certifies that:

(a)	it is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client’s express consent to a transaction;

(b)	it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a “portfolio manager” business) in ____________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

(c)	it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

(d)	the total asset value of the investment portfolios it manages on behalf of clients is not less than CAD$20,000,000; and

(e)	it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing.

Sch AA-1

Appendix A to Schedule A

4.	If the answer to 2(a). above was “No”, please provide the names and addresses of Control Persons of the Placee:

Name *	City	Province or State	Country

* If the Control Person is not an individual, provide the name of the individual that makes the investment decisions on behalf of the Control Person.

5.	Acknowledgement - Personal Information and Securities Laws

(a)	“Personal Information” means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(i)	the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(ii)	the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

(b)	The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions.

Dated and certified (if applicable), acknowledged and agreed, at ________________________on ________________________

(Name of Purchaser - please print)

(Authorized Signature)

(Official Capacity - please print)

(Please print name of individual whose signature
appears above)

THIS IS NOT A PUBLIC DOCUMENT

Sch AA-2

SCHEDULE B

REGISTRATION AND DELIVERY INSTRUCTIONS

Account Registration Information:

 __________________________________________

(Name)

 __________________________________________

(Account Reference, if applicable)

__________________________________________

(Address, including Postal Code)

__________________________________________

 __________________________________________

__________________________________________

Delivery Instructions:

__________________________________________

(Name)

 __________________________________________

(Account Reference, if applicable)

__________________________________________

(Address, including Postal Code)

__________________________________________

 __________________________________________

(Telephone Number)

__________________________________________

(Contact Name)

Sch B-1

SCHEDULE C

OUTSIDE OF CANADA PURCHASER CERTIFICATE
(Purchaser Resident in a Jurisdiction Outside of Canada)

TO:	Western Magnesium Corporation (the “Company”)

RE:	Private Placement (the “Offering”) of Convertible Debenture of the Company (the “Purchased Securities”)

The undersigned Purchaser represents, covenants and certifies to you that:

1.	the Purchaser (and if acting as agent for a disclosed principal, such disclosed principal) is not a resident of Canada or subject to applicable Canadian securities laws and the decision to purchase the Purchased Securities was taken in the Purchaser’s jurisdiction of residence;

2.	the issuance of Purchased Securities to the Purchaser (or its disclosed principal, if any) may be effected by the Company without the necessity of the filing of a registration statement, prospectus or any document with or obtaining any approval from or effecting any registration with any governmental entity or similar regulatory authority having jurisdiction over the Purchaser (or its disclosed principal, if any) and will not cause the Company to become subject to, or require it to comply with, any disclosure (including continuous disclosure reporting obligations), prospectus, filing or reporting requirements under any applicable laws of the Purchaser’s jurisdiction of residence;

3.	the Purchaser (and if acting as agent for a disclosed principal, such disclosed principal) is knowledgeable of, or has been independently advised as to, the application or jurisdiction of the securities laws of the Purchaser’s jurisdiction of residence which would apply to the purchase of the Purchased Securities;

4.	the Purchaser (and if acting as agent for a disclosed principal, such disclosed principal), is purchasing the Purchased Securities pursuant to exemptions from the prospectus and registration requirements (or their equivalent) under the applicable Securities Laws of the Purchaser’s jurisdiction of residence or, if such is not applicable, each is permitted to purchase the Purchased Securities under the applicable securities laws of the Purchaser’s jurisdiction of residence without the need to rely on an exemption;

5.	the Purchaser (and if acting as agent for a disclosed principal, such disclosed principal), will not sell, transfer or dispose of the Purchased Securities except in accordance with all applicable laws, including applicable securities laws of Canada and the United States, as applicable, and the Purchaser acknowledges that the Company shall have no obligation to register any such purported sale, transfer or disposition which violates applicable securities laws;

6.	the issuance of the Purchased Securities, and the Purchaser (and if the Purchaser is acting as agent for a disclosed principal, such disclosed principal) complies with the requirements of all applicable laws in the jurisdiction of its residence; and

7.	the Purchaser will provide such evidence of compliance with all such matters as the Company, or its counsel may request, including a certificate or opinion of local counsel from the Purchaser’s jurisdiction of residence which will confirm the matters in subsections 1 to 4 to the satisfaction of the Company, acting reasonably.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Sch C-1

SCHEDULE C - OUTSIDE OF CANADA

PURCHASER CERTIFICATE

The Purchaser acknowledges and agrees that the above representations and warranties will be true and correct both as of the execution of this certificate and as of the Closing of the purchase and sale of the Purchased Securities and that such representations and warranties will survive the completion of the purchase of the Purchased Securities. If any such representations shall not be true and accurate prior to the Closing Date, the undersigned shall give immediate written notice of such fact to the Company prior to the Closing Date.

Dated: _________________________, 2021	Signed: ________________________________
_________________________________ Witness (If Purchaser is an Individual)	__________________________________________ Print the name of Purchaser

_________________________________ Print Name of Witness	__________________________________________ If Purchaser is not an Individual, print name and title of Authorized Signing Officer

Sch C-2

SCHEDULE D

CERTIFICATION OF U.S. PURCHASER

TO:	WESTERN MAGNESIUM CORP. (the “Issuer”)

RE:	SUBSCRIPTION FOR SECURITIES OF THE ISSUER

Capitalized terms not specifically defined in this certification have the meaning ascribed to them in the Securities Purchase Agreement to which this Schedule D is attached. In the event of a conflict between the terms of this certification and such Securities Purchase Agreement, the terms of this certification shall prevail.

In addition to the covenants, representations and warranties contained in the Securities Purchase Agreement to which this Schedule E is attached, the undersigned Purchaser covenants, represents and warrants to the Issuer that:

(a)	It is (i) a U.S. Person or a person in the United States and (ii) authorized to consummate the purchase of the Purchased Securities.

(b)	The Issuer has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and it has had access to such information concerning the Issuer as it has considered necessary or appropriate in connection with its investment decision to acquire the Purchased Securities, including access to the Issuer’s public filings available on the Internet at www.sedar.com, and that any answers to questions and any request for information have been complied with to the Purchaser’s satisfaction.

(c)	It is purchasing the Purchased Securities for its own account or for the account or benefit of one or more persons for whom it is exercising sole investment discretion (a “Beneficial Purchaser”), for investment purposes only and not with a view to resale or distribution and, in particular, neither it nor any Beneficial Purchaser for whose account it is purchasing the Purchased Securities has any intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons; provided, however, that this paragraph shall not restrict the Purchaser from selling or otherwise disposing of any of the Securities pursuant to registration thereof pursuant to the Securities Act and any applicable state securities laws or under an exemption from such registration requirements.

(d)	The address of the Purchaser set out on the execution pages of the Securities Purchase Agreement is the true and correct principal address of the Purchaser and can be relied on by the Issuer for the purposes of state blue-sky laws and the Purchaser has not been formed for the specific purpose of purchasing the Securities.

(e)	It understands (i) the Securities and any Warrant Shares issuable upon exercise of the Warrants have not been and will not be registered under the Securities Act or the securities laws of any state of the United States and will be “restricted securities”, as defined in Rule 144 under the Securities Act; (ii) the sale contemplated hereby is being made in reliance on an exemption from such registration requirements in reliance upon Rule 506(b) of Regulation D and/or section 4(a)(2) under the Securities Act; and (iii) subject to certain exceptions provided under the Securities Act, the Purchased Securities and the Warrant Shares may not be transferred or exercised in the United States or by or on behalf of a U.S. Person unless such Securities or the Warrant Shares, as applicable, are registered under the Securities Act and applicable state securities laws, or unless an exemption from such registration requirements is available.

(f)	it, and, if applicable, each Beneficial Purchaser for whose account it is purchasing the Securities, is an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act and satisfies one or more of the categories of an accredited investor, as indicated below (the Purchaser must initial “SUB” for the Purchaser, and “BP” for each Beneficial Purchaser, if any, on the appropriate line(s)):

Sch D-1

SCHEDULE D - CERTIFICATION

OF U.S. PURCHASER

1. Initials _______	A bank, as defined in Section 3(a)(2) of the Securities Act, whether acting in its individual or fiduciary capacity; or

2. Initials _______	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; or

3. Initials _______	A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934; or

4. Initials _______	An insurance company as defined in Section 2(13) of the Securities Act; or

5. Initials _______	An investment company registered under the United States Investment Company Act of 1940; or

6. Initials _______	A business development company as defined in Section 2(a)(48) of the United States Investment Company Act of 1940; or

7. Initials _______	A small business investment company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the United States Small Business Investment Act of 1958; or

8. Initials _______	A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of US$5,000,000; or

9. Initials _______	An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are Accredited Investors; or

10. Initials _______	A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940; or

11. Initials _______	An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a Company, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Securities offered, with total assets in excess of US$5,000,000; or

12. Initials _______	Any director or executive officer of the Issuer; or

13. Initials _______	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of this purchase exceeds US$1,000,000; provided, however, that (i) person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability; or

Sch D-2

SCHEDULE D - CERTIFICATION

OF U.S. PURCHASER

14. Initials _______	A natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

15. Initials _______	A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act; or

16. Initials _______	Any entity in which all of the equity owners meet the requirements of at least one of the above categories.

(g)	The Purchaser has not purchased the Purchased Securities as a result of any form of general solicitation or general advertising (as those terms are used in Rule 502(c) of Regulation D under the Securities Act), including advertisements, articles, notices or other communications published in any newspaper, magazine, the internet or similar media or broadcast over radio or television or the internet, or other form of telecommunications, including electronic display, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(h)	If the Purchaser decides to offer, sell or otherwise transfer any of the Purchased Securities or the Warrant Shares, it will not offer, sell or otherwise transfer any of such Securities directly or indirectly, unless:

(i)	the sale is to the Issuer;

(ii)	the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the Securities Act and in compliance with applicable local laws and regulations;

(iii)	if the sale is made in Canada, such sale occurs on or after such date which falls four (4) months from the Closing Date;

(iv)	the sale is made pursuant to the exemption from the registration requirements under the Securities Act provided by (a) Rule 144 or (b) Rule 144A thereunder, if available, and in accordance with any applicable state securities or “blue sky” laws; or

(v)	the securities are sold in a transaction that does not require registration under the Securities Act or any applicable state laws and regulations governing the offer and sale of securities,

and, in the case of each of (iv)(a) and (v) it has prior to such sale furnished to the Issuer an opinion of counsel reasonably satisfactory to the Issuer stating that such transaction is exempt from registration under applicable securities laws and that the legends referred to in paragraph (j) below may be removed.

(i)	It acknowledges that it has not purchased the Purchased Securities as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Rule 902(c) of Regulation S under the Securities Act) in the United States in respect of the Purchased Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Purchased Securities or the Warrant Shares.

(j)	The certificates representing the Purchased Securities issued hereunder and any Warrant Shares issued upon exercise of the Warrants, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as is no longer required under the applicable requirements of the Securities Act or applicable state securities laws, will bear, on the face of such certificate, the following legends:

Sch D-3

SCHEDULE D - CERTIFICATION
OF U.S. PURCHASER

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF WESTERN MAGNESIUM CORP. (THE “COMPANY”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES, IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS; (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C) OR (D) ABOVE, THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT.”

provided, that if the Common Shares are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S, the legends set forth above may be removed by providing an executed declaration to the registrar and transfer agent of the Company, in substantially the form set forth as Appendix A attached hereto (or in such other forms as the Company may prescribe from time to time) and, if requested by the Company or the transfer agent, an opinion of counsel of recognized standing in form and substance satisfactory to the Company and the transfer agent to the effect that such sale is being made in compliance with Rule 904 of Regulation S; and provided, further, that, if any Common Shares, are being sold otherwise than in accordance with Regulation S and other than to the Company, the legend may be removed by delivery to the registrar and transfer agent and the Company of an opinion of counsel, of recognized standing reasonably satisfactory to the Company, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws. It understands and agrees that the Warrants may not be exercised in the United States or by or on behalf of a U.S. person or a person in the United States unless registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration requirements is available and the holder has furnished an opinion of counsel of recognized standing in form and substance satisfactory to the Issuer to such effect, and that certificates representing the Warrants will bear a legend to the following effect in addition to the legend stated in clause (l) of this Certificate of U.S. Purchaser:

“THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (1) RULE 144 THEREUNDER, IF AVAILABLE, OR (2) RULE 144A THEREUNDER, IF AVAILABLE, AND, IN BOTH CASES, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF (C)(1) AND (D) ABOVE, AFTER THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR SUCH OTHER EVIDENCE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. A NEW CERTIFICATE BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE “GOOD DELIVERY”, MAY BE OBTAINED FROM THE TRANSFER AGENT AND REGISTRAR OF THE COMPANY UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE TRANSFER AGENT AND REGISTRAR OF THE COMPANY AND THE COMPANY, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.”

Sch D-4

SCHEDULE D - CERTIFICATION

OF U.S. PURCHASER

(k)	It understands and agrees that there may be material tax consequences to the Purchaser of an acquisition, disposition or exercise of any of the Purchased Securities. The Issuer gives no opinion and makes no representation with respect to the tax consequences to the Purchaser under United States, state, local or foreign tax law of the undersigned’s acquisition or disposition of such Securities; in particular, no determination has been made whether the Issuer will be a “passive foreign investment company” within the meaning of Section 1297 of the United States Internal Revenue Code.

(l)	It understands and acknowledges that the Issuer is incorporated outside the United States. Consequently, it may be difficult to provide service of process on the Issuer and it may be difficult to enforce any judgment against the Issuer.

(m)	It understands and agrees that the financial statements of the Issuer have been prepared in accordance with International Financial Reporting Standards and therefore may be materially different from financial statements prepared under U.S. generally accepted accounting principles and therefore may not be comparable to financial statements of United States companies.

(n)	It consents to the Issuer making a notation on its records or giving instructions to any transfer agent of the Issuer in order to implement the restrictions on transfer set forth and described in this certification and the Securities Purchase Agreement.

(o)	It understands and acknowledges that the Issuer is not obligated to become a “foreign issuer” (as defined in Rule 902(e) of Regulation S).

(p)	It understands, that the funds representing the Aggregate Purchase Price which will be advanced by the Purchaser to the Issuer hereunder will not represent proceeds of crime for the purposes of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “PATRIOT Act”) and the Purchaser acknowledges that the Issuer may in the future be required by law to disclose the Purchaser’s name and other information relating to the Securities Purchase Agreement and the Purchaser’s subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act. No portion of the Aggregate Purchase Price to be provided by the Purchaser (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States, or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity who has not been identified to or by the Purchaser, and it shall promptly notify the Issuer if the Purchaser discovers that any of such representations ceases to be true and provide the Issuer with appropriate information in connection therewith.

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SCHEDULE D - CERTIFICATION

OF U.S. PURCHASER

(q)	It has no intention to distribute, and shall not transfer, either directly or indirectly, any of the Securities to any person within the United States or to U.S. persons except pursuant to an effective registration statement under the Securities Act, or an exemption therefrom.

Dated ____________________, 2021.

X ______________________________________
Signature of individual (if Purchaser is an individual)

X ______________________________________
Authorized signatory (if Purchaser is not an individual)

_________________________________________
Name of Purchaser (please print)

_________________________________________
Name of authorized signatory (please print)

_______________________________________
Official capacity of authorized signatory (please print)

Sch D-6

Appendix “A” to Schedule D

CERTIFICATE OF U.S. PERSON

Form of Declaration for Removal of Legend

TO:	WESTERN MAGNESIUM CORP. (the “Company”)

TO:	Registrar and transfer agent for the shares of the Company

The undersigned (A) acknowledges that the sale of the securities of the Company to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and (B) certifies that (1) the undersigned is not (a) an “affiliate” of the Company (as that term is defined in Rule 405 under the Securities Act) (b) a “distributor” as defined in Regulation S or (c) an affiliate of a distributor; (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the TSX Venture Exchange and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the Securities Act); (5) the seller does not intend to replace such securities with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U. S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the Securities Act.

Dated _______________ 20__	X_________________________________________
Signature of individual (if Purchaser is an individual)

X_________________________________________
Authorized signatory (if Purchaser is not an individual)

__________________________________________
Name of Purchaser (please print)

__________________________________________
Name of authorized signatory (please print)

__________________________________________
Official capacity of authorized signatory (please print)

Sch D-7

Schedule E
APPENDIX 6B

ACKNOWLEDGEMENT – PERSONAL INFORMATION

TSX Venture Exchange Inc. and its affiliates, authorized agents, subsidiaries and divisions, including the TSX Venture Exchange (collectively referred to as “the Exchange”) collect Personal Information in certain Forms that are submitted by the individual and/or by an Issuer or Applicant and use it for the following purposes:

●	to conduct background checks,

●	to verify the Personal Information that has been provided about each individual,

●	to consider the suitability of the individual to act as an officer, director, insider, promoter, investor relations provider or, as applicable, an employee or consultant, of the Issuer or Applicant,

●	to consider the eligibility of the Issuer or Applicant to list on the Exchange,

●	to provide disclosure to market participants as to the security holdings of directors, officers, other insiders and promoters of the Issuer, or its associates or affiliates, and includes information as to such individual’s involvement with any other reporting issuers, issuers subject to a cease trade order or bankruptcy, as well as information respecting penalties, sanctions or personal bankruptcies, to which such individual has been subject, as well as any conflicts of interest that the individual may have with the Issuer,

●	to detect and prevent fraud,

●	to conduct enforcement proceedings, and

●	to perform other investigations as required by and to ensure compliance with all applicable rules, policies, rulings and regulations of the Exchange, securities legislation and other legal and regulatory requirements governing the conduct and protection of the public markets in Canada.

As part of this process, the Exchange also collects additional Personal Information from other sources, including but not limited to, securities regulatory authorities in Canada or elsewhere, investigative, law enforcement or self-regulatory organizations, regulations services providers and each of their subsidiaries, affiliates, regulators and authorized agents, to ensure that the purposes set out above can be accomplished.

The Personal Information the Exchange collects may also be disclosed:

(a)	to the agencies and organizations in the preceding paragraph, or as otherwise permitted or required by law, and they may use it in their own investigations for the purposes described above; and

(b)	on the Exchange’s website or through printed materials published by or pursuant to the directions of the Exchange.

The Exchange may from time to time use third parties to process information and/or provide other administrative services. In this regard, the Exchange may share the information with such third party service providers.

Sch E-1

SCHEDULE 3.1(a)
SUBSIDIARIES

Subsidiary	Jurisdiction of Existence	Percentage of Ownership
Western Magnesium Corp.	Nevada, USA	100%
Western Magnesium Canada Corp.	British Columbia, Canada	100%

SCHEDULE 3.1(g)
CAPITALIZATION

The authorized capital of the Corporation consists of 1,000,000,000 voting shares of common stock at par value of $0.001, of which 351,067,741 shares of Common Stock are issued and outstanding as of the date hereof.

The Corporation currently has 42,370,000 stock options and 28,478,072 share purchase warrants issued and outstanding, as well as an unsecured convertible note in the principal amount of Cdn$100,000 (the “Convertible Note”). The Convertible Note bears interest at 12% per annum and is due on April 30, 2022. The Convertible Note is convertible into units of the Company at a price of Cdn$0.12 per unit, with each unit being comprised of one share of Common Stock and one warrant exercisable for a period of 2 year at a price of Cdn$0.20.

The Corporation has agreed to pay to Industrial Surplus Ltd. up to Cdn$200,000 in cash or issue up to 1,538,461 shares of Common Stock in consider for services provided to the Corporation.

SCHEDULE 3.1(i)
MATERIAL CHANGES; UNDISCLOSED EVENTS, LIABILITIES OR DEVELOPMENTS

Not applicable.

SCHEDULE 3.1(j)
litigation

A Notice of Civil Claim has been filed in the Supreme Court of British Columbia on September 30, 2020 by Jim Sever. Mr. Sever has claimed for upwards of US$2 million in severance and severance-type damages.

SCHEDULE 3.1(z)
SOLVENCY

The outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments, are as follows:

1. On April 30, 2021, the Company closed a non-brokered private placement of an unsecured convertible note in the principal amount of Cdn$100,000 (the “Convertible Note”). The Convertible Note bears interest at 12% per annum and is due on April 30, 2022. The Convertible Note is convertible into units of the Company at a price of Cdn$0.12 per unit, with each unit being comprised of one share of Common Stock and one warrant exercisable for a period of 2 year at a price of Cdn$0.20.

2. The Company has an unsecured loan (the “Loan”) outstanding of approximately Cdn$47,724 owed to a related party. The Loan bears interest at 18% and is due on demand.

SCHEDULE 3.1(ll)
INDEBTEDNESS AND SENIORITY

The outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments, are as follows:

1. On April 30, 2021, the Company closed a non-brokered private placement of an unsecured convertible note in the principal amount of Cdn$100,000 (the “Convertible Note”). The Convertible Note bears interest at 12% per annum and is due on April 30, 2022. The Convertible Note is convertible into units of the Company at a price of Cdn$0.12 per unit, with each unit being comprised of one share of Common Stock and one warrant exercisable for a period of 2 year at a price of Cdn$0.20.

2. The Company has an unsecured Loan outstanding of approximately Cdn$47,724 owed to a related party. The Loan bears interest at 18% and is due on demand.

SCHEDULE 4.9
USE OF PROCEEDS

The Company intends to use the proceeds from Offering for working capital and corporate purposes, and to repay the principal and accrued interest owing pursuant to the Convertible Note and to repay the principal and accrued interest owing pursuant to the Loan.